                                                                   EXHIBIT 4.1


================================================================================


                   CENTERIOR FUNDING CORPORATION, Transferor

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                      and

                           THE TOLEDO EDISON COMPANY,

                               each as a Servicer

                                      and

                           CITIBANK, N.A., as Trustee

                   CENTERIOR ENERGY RECEIVABLES MASTER TRUST

                        POOLING AND SERVICING AGREEMENT




                         Dated as of ___________, 1996



================================================================================

                                                               TABLE OF CONTENTS


                                                                   ARTICLE I

                                                                  DEFINITIONS


         SECTION 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1


                                                                   ARTICLE II

                                                             TRANSFER OF RECEIVABLES
         SECTION 2.01.  Transfer of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.03.  Representations and Warranties of the Transferor Relating to the Transferor . . . . . . . . . . . .  27
         SECTION 2.04.  Representations and Warranties of the Transferor Relating to this Agreement and the Trust Assets. .  32
         SECTION 2.05.  Affirmative Covenants of the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 2.06.  Negative Covenants of the Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                                   ARTICLE III

                                                   ADMINISTRATION AND SERVICING OF RECEIVABLES
         SECTION 3.01.  Acceptance of Appointment and Other Matters Relating to the Servicers . . . . . . . . . . . . . . .  42
         SECTION 3.02.  Servicing Compensation; Servicers' Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 3.03.  Representations and Warranties of the Servicers . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 3.04.  Covenants of the Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 3.05.  Reports and Records for the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 3.06.  Annual Certificate of Servicers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 3.07.  Annual Servicing Report of Independent Public Accountants . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 3.08.  Annual Investors' Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 3.09.  Tax and Usury Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 3.10.  Notice to Originators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 3.11.  Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                                    ARTICLE IV

                                                        RIGHTS OF CERTIFICATEHOLDERS AND
                                                    ALLOCATION AND APPLICATION OF COLLECTIONS


         SECTION 4.01.  Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 4.02.  Establishment of Collection Accounts, Concentration Account and Other Trust Accounts  . . . . . . .  56
         SECTION 4.03.  Daily Calculations and Allocation of Collections  . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                                    ARTICLE V
         DISTRIBUTIONS AND REPORTS TO INVESTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                                                   ARTICLE VI

                                                                THE CERTIFICATES
         SECTION 6.01.  The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 6.02.  Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 6.03.  Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 6.05.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 6.06.  Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.07.  Access to List of Certificateholders' Names and Addresses . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.08.  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.09.  New Issuances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 6.10.  Changes in Variable Funding Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.11.  Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 6.12.  Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 6.13.  Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 6.14.  Temporary Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 6.15.  CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 6.16.  Letter of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

                                                                   ARTICLE VII

                                                    OTHER MATTERS RELATING TO THE TRANSFEROR


         SECTION 7.01.  Obligations not Assignable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 7.02.  Limitations on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.03.  Indemnification of the Trustee, the Trust and the Investors . . . . . . . . . . . . . . . . . . . .  77

                                                                   ARTICLE VIII

                                                    OTHER MATTERS RELATING TO THE SERVICERS


         SECTION 8.01.  Liability of the Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 8.02.  Merger or Consolidation of, or Assumption of the Obligations of, the Servicers  . . . . . . . . . .  80
         SECTION 8.03.  Limitations on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 8.04.  Servicer Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 8.05.  The Servicers Not to Resign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 8.06.  Examination of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                                   ARTICLE IX

                                                            EARLY AMORTIZATION EVENTS
         SECTION 9.01.  Early Amortization Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 9.02.  Additional Rights Upon the Occurrence of any Early Amortization Event . . . . . . . . . . . . . . .  86

                                                                    ARTICLE X

                                                                SERVICER DEFAULTS
         SECTION 10.01. Servicer Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 10.02. Trustee to Act; Appointment of Successor Servicer . . . . . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 10.03. Notification to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

                                                                   ARTICLE XI

                                                                   THE TRUSTEE
         SECTION 11.01. Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         SECTION 11.02. Certain Matters Affecting the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 11.03. Trustee Not Liable for Recitals in Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 11.04. Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 11.05. Compensation; Trustee's Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 11.06. Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 11.07. Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 11.08. Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         SECTION 11.09. Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         SECTION 11.10. Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         SECTION 11.11. Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100


                                                              ARTICLE XI (CONTINUED)

                                                                   THE TRUSTEE


         SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates . . . . . . . . . . . . . . . . . . . 101
         SECTION 11.13. Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         SECTION 11.14. Rights of Certificateholders to Direct Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 11.15. Representations and Warranties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 11.16. Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

                                                                   ARTICLE XII

                                                                   TERMINATION
         SECTION 12.01. Termination of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 12.02. Final Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 12.03. Transferor's Termination Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 12.04. Optional Repurchase of Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105

                                                                  ARTICLE XIII

                                                            MISCELLANEOUS PROVISIONS
         SECTION 13.01. Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 13.02. Protection of Right, Title and Interest to Trust. . . . . . . . . . . . . . . . . . . . . . . . . . 108
         SECTION 13.03. Limitation on Rights of Certificateholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         SECTION 13.04. Governing Law; Jurisdiction; Consent to Service of Process  . . . . . . . . . . . . . . . . . . . . 110
         SECTION 13.05. Notices; Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         SECTION 13.06. Rule 144A Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 13.07. Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 13.08. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 13.09. Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         SECTION 13.10. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         SECTION 13.11. Nonpetition Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         SECTION 13.12. No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         SECTION 13.13. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         SECTION 13.14. Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         SECTION 13.15. Actions by Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         SECTION 13.16. Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         SECTION 13.17. Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
         SECTION 13.18. Construction of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113

                                    EXHIBITS
                                    --------

Exhibit A                 Form of Transferor Revolving Certificate
Exhibit B                 Form of Daily Report
Exhibit C                 Form of Determination Date Certificate
Exhibit D                 Form of Annual Certificate of Servicer
Exhibit E                 Form of Collection Account Letter


                                   SCHEDULES
                                   ---------

Schedule  I      List of Collection Accounts
Schedule  II     Credit and Collection Policy
Schedule  III    Locations of Receivables Records

                  POOLING AND SERVICING AGREEMENT, dated as of ________, 1996 among CENTERIOR FUNDING CORPORATION ("CFC"), a Delaware corporation, as Transferor (the "TRANSFEROR"), THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, an Ohio corporation ("CEI") and THE TOLEDO EDISON COMPANY, an Ohio corporation ("TE"), each as Servicer (collectively, the "SERVICERS" and individually, a "SERVICER"), and CITIBANK, N.A., a national banking association, as Trustee (the "TRUSTEE").

                 In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders to the extent provided herein:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 "ACT" shall mean the Securities Act of 1933, as amended from time to time.

                 "ADDITIONAL EARLY AMORTIZATION EVENT" shall mean, with respect to any Series, any Additional Early Amortization Events specified in the related Supplement.

                 "AFFILIATE" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "AGREEMENT" shall mean this Pooling and Servicing Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

                 "AGGREGATE INVESTED AMOUNT" shall mean the aggregate of the Invested Amounts for all Series.

                 "AGGREGATE INVESTORS' INTEREST" shall mean the aggregate of the Investors' Interests for each Series as defined in Section 4.01(a).

                 "ALLOCATED INELIGIBLE PERCENTAGE" shall mean, as calculated by the Master Servicer in each Daily Report for the immediately preceding Business Day, a fraction (expressed as a percentage) equal to the following:

                 AIP      =        PDU    +   AIR
                                 -------     -----
                                   ATR        ABR

         where:

                 AIP      =       the Allocated Ineligible Percentage;

                 PDU      =       that portion of total revenues for the
                                  immediately preceding 30-day period (the "PIP
                                  Dollar Usage") which is allocated to PIP
                                  Receivables, as such portion was calculated in the most recent Daily Report (such calculation to be made no less frequently than twice per month at approximately equal intervals);

                 ATR      =       the aggregate dollar amount of total revenues
                                  for the immediately preceding 30-day
                                  period, as calculated in the most recent
                                  Daily Report (such calculation to be made no less frequently than twice per month at approximately equal intervals);

                 AIR      =       the aggregate Outstanding Balance of Billed
                                  Receivables the Obligors of which are not Eligible Obligors, as calculated in such Daily Report; and

                 ABR      =       the aggregate Outstanding Balance of total
                                  Billed Receivables, as calculated in such Daily Report.


                 "AMORTIZATION DATE" shall mean, with respect to any Series the earlier of (x) the Scheduled Amortization Date for such related Series and (y) the date on which an Early Amortization Event is deemed to have occurred, in each case unless otherwise specified in the applicable Supplement. The

Amortization Date for any Series shall cause an Amortization Date for all Series to occur.

                 "AMORTIZATION PERIOD" shall mean, with respect to all Series, the period beginning on the Amortization Date for any Series, and ending upon the payment in full to the Investors of all such Series of the Aggregate Invested Amount with respect to such Series, all accrued and unpaid interest thereon and all other amounts owed to the Investors hereunder and under the applicable Supplement.

                 "BASE AMOUNT" shall mean the Net Receivables Balance MINUS the sum of (i) the Carrying Cost Reserve and (ii) the aggregate of the Required Reserves for all outstanding Series.

                 "BILLED RECEIVABLE" shall mean a Receivable which represents a bona fide enforceable obligation for the provision of electricity to an Obligor that is evidenced by an invoice of the applicable Originator.

                 "BOOK-ENTRY CERTIFICATES" shall mean any Certificates issued in Book-Entry Form unless and until Definitive Certificates are issued to the Holders thereof in accordance with SECTION 6.13 and the applicable Supplement.

                 "BOOK-ENTRY FORM" shall mean with respect to any Investor Certificates or Series of Investor Certificates, that such Certificates or Series are not certificated and the ownership and transfers thereof shall be made through the book entries by a Clearing Agency as described in SECTION 6.11 and the applicable Supplement.

                 "BUDGET/BALANCED BILLING PAYMENT PLAN" shall mean the budget or balanced billing payment plan provided by the Originators to certain Obligors.

                 "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Cleveland, Ohio, Toledo, Ohio, or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                 "CARRYING COST ACCOUNT" shall have the meaning specified in
SECTION 4.02(a).

                 "CARRYING COST AMOUNT" shall mean, as of any date of determination, the sum of (i) all accrued but unpaid Carrying Costs due as of such date, (ii) all fees, costs and expenses owed to the Trustee and/or the Investors as of such date and (iii) all Carrying Costs that will, or are estimated to, be due and owing on or before the next two Distribution Dates for any Collection Period; PROVIDED, however, that if the Servicers subcontract or otherwise modify their collection procedures so that Collections no longer pass through the initial Servicers' processing departments prior to being deposited into the Trust Accounts, then the amount described in this clause (iii) shall be limited to the Carrying Costs that will, or are estimated to, be due and owing on or before the next Distribution Date for any Collection Period.

                 "CARRYING COST RESERVE" shall mean the aggregate of the "Carrying Cost Reserves" set forth in each Supplement.

                 "CARRYING COSTS" shall mean, for any Collection Period, (a) all Yield payable on the Investor Certificates of any Series, (b) the Servicing Fee for such period, (c) the Trustee's Fee for such Period and (d) any other fees, costs and expenses which are entitled under SECTION 4.03 to priority of payment over the Invested Amounts of any Series during the Amortization Period.

                 "CENTERIOR" shall mean Centerior Energy Corporation, an Ohio corporation.

                 "CERTIFICATE" shall mean any one of the Investor Certificates or the Transferor Revolving Certificate.

                 "CERTIFICATE RATE" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                 "CERTIFICATE REGISTER" shall have the meaning specified in
SECTION 6.03(a).

                 "CERTIFICATEHOLDERS" shall mean all Holders of all the Certificates.

                 "CLAIM" shall mean a "claim" as defined in Section 101(5) of the United States Bankruptcy Code.

                 "CLASS" shall mean, with respect to any Series divided into classes, any one of the classes of Investor Certificates of that Series.

                 "CLASS ALLOCATION PERCENTAGE" shall mean, with respect to any Class, the percentage equivalent of a fraction, the numerator of which is the Ratable Principal Amount for such Class and the denominator of which is the sum of such Ratable Principal Amount and the Ratable Principal Amounts for all other Investor Certificates of equal priority with such Class at such time.

                 "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                 "CLEARING AGENCY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "CLOSING DATE" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                 "COLLECTION ACCOUNT" shall have the meaning specified in
SECTION 4.02(b).

                 "COLLECTION ACCOUNT BANK" shall have the meaning specified in
SECTION 4.02(b).

                 "COLLECTION ACCOUNT LETTER" shall have the meaning specified in SECTION 4.02(b).

                 "COLLECTION PERIOD" shall mean, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

                 "COLLECTIONS" shall mean (a) all payments by or on behalf of the Obligors deposited to any Collection Account or Concentration Account, or received by a Servicer, in respect of Transferor Receivables, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Account) as a result of the investment thereof pursuant to SECTION 4.02.

                 "CONCENTRATION ACCOUNT" shall have the meaning specified in
SECTION 4.02(a).

                 "CONCENTRATION ACCOUNT BANK" shall initially be the Trustee, and shall have the meaning specified in SECTION 4.02(a).

                 "CONFIDENTIAL INFORMATION" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Centerior, any Affiliates or subsidiaries thereof (including the Originators) or the Transferor to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement or otherwise previously provided by Centerior or an Originator on a confidential basis), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person other than through disclosure by Centerior, any Originator or the Transferor.

                 "CONSOLIDATED AFFILIATE" shall mean, (i) as to any Obligor included in the twenty-six Obligors with the largest Outstanding Balance of Billed Receivables as of the end of the most recent Collection Period, any other Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of such Obligor; (ii) as to any Obligor, any other Person recognized in the Servicers' accounting records as a Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of such Obligor; and (iii) as to each of Centerior, the Originators and the Transferor, any other Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of Centerior, such Originator or the Transferor, as applicable.

                 "CONTRACT" shall mean an agreement between an Originator and an Obligor, whether in the form of a written contract, tariff or invoice or an unwritten agreement deemed to have arisen after such Obligor has accepted electric service, in each case pursuant to or under which such Obligor shall be obligated to pay from time to time for electric service and the other charges related thereto.

                 "CORPORATE TRUST OFFICE" shall have the meaning specified in
SECTION 11.16.

                 "CREDIT AND COLLECTION POLICY" shall mean those credit and collection policies and practices of the Originators described in their respective credit policy manuals in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with SECTION 3.04(j).

                 "CURE FUNDS" shall have the meaning specified in the definition of the term "Set-Aside Period" contained in this SECTION 1.01.

                 "DAILY REPORT" shall have the meaning specified in SECTION 3.05(a).

                  "DEFAULTED RECEIVABLE" shall mean a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, has remained unpaid by the Obligor thereof for 90 days or more from the original invoice date for such payment, or (iii) which, consistent with the applicable Credit and Collection Policy, would be written off as uncollectible.

                 "DEFEASANCE ACCOUNT" shall have the meaning specified in
SECTION 4.02(a).

                 "DEFERRED ARRANGEMENT PAYMENT PLAN" shall mean the deferred billing arrangement plan provided by the Originators to certain Obligors with past-due balances on the Receivables.

                 "DEFERRED ARRANGEMENT PAYMENT PLAN RECEIVABLES" shall mean all Receivables representing the restructured delinquent balance of any previously Delinquent or Defaulted Receivable as provided for under the Deferred Arrangement Payment Plan.

                 "DEFERRED PAYMENT RIGHT" shall have the meaning specified in
SECTION 4.01(c).

                 "DEFINITIVE CERTIFICATES" shall have the meaning specified in
SECTION 6.11.

                 "DELINQUENT RECEIVABLE" shall mean a Receivable which is not a Defaulted Receivable and the Outstanding Balance of which has remained unpaid for 60 days or more after its original invoice date.

                 "DETERMINATION DATE" shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

                 "DETERMINATION DATE CERTIFICATE" shall have the meaning specified in SECTION 3.05(b).

                 "DILUTED RECEIVABLE" shall mean, that portion of any Eligible Receivable which is either (a) reduced or canceled as a result of (i) any failure by an Originator to deliver any electric power or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff in respect of any claim by an Obligor on the related Receivable or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof).

                 "DISTRIBUTION DATE" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following the end of such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day, or, with respect to any Series, such other day as may be set forth in the applicable Supplement.

                 "EARLY AMORTIZATION EVENT" shall have the meaning specified in
SECTION 9.01 and with respect to any Series shall also mean any Additional Early Amortization Event specified in the related Supplement.

                 "ELIGIBLE INSTITUTION" shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) is a member of the FDIC; (ii) has a combined capital and surplus of at least $50,000,000; (iii) has a long-term unsecured debt rating of at least A3 or better by Moody's; and (iv) has (A) a long-term unsecured debt rating of at least A- or better by S&P or (B) a certificate of deposit rating or short- term unsecured debt rating of A-2 by S&P.

                 "ELIGIBLE INVESTMENTS" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                 (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency (having original maturities no later than the next Transfer Date for any Series);

                 (b) demand deposits, time deposits or certificates of deposit (having original maturities no later than the next Transfer Date for any Series) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P and Moody's;

                 (c) commercial paper (having original maturities no later than the next Transfer Date for any Series) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P and Moody's;

                 (d) investments in money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having a rating of AAA-m or AAAM-G from S&P and Aaa from Moody's (including funds for which the Trustee or any of its Affiliates acts as an investment adviser or manager);

                 (e) notes or bankers' acceptances (having original maturities no later than the next Transfer Date for any Series) issued by any depository institution or trust company referred to in clause
         (b) above; or

                 (f) repurchase agreements entered into with a securities firm which is a primary dealer on the Federal Reserve reporting dealer list or a financial institution having the highest short-term debt or certificate of deposit rating (as the case may be) available from S&P or Moody's; PROVIDED that such repurchase agreements are secured by a perfected first priority security interest in an obligation of the type described in CLAUSE (A) above; and PROVIDED, FURTHER, that (y) the market value of the obligation with respect to which such firm or institution has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such firm or institution and (z) the Trustee or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations.

                 "ELIGIBLE OBLIGOR" shall mean an Obligor:

                 (i) which is not an Affiliate of Centerior or of either Originator;

                 (ii)     which is a United States resident;

                 (iii) which, as of the end of the most recent Collection Period, was not the subject of any voluntary or involuntary bankruptcy proceedings;

                 (iv) with respect to which, as of the end of the most recent Collection Period, no more than 35% of all Receivables of such Obligor and its Consolidated Affiliates were (for reasons other than disputes) aged more than 89 days past their respective invoice dates;

                 (v) with respect to which, as of the end of the most recent Collection Period, none of the past due Receivables of such Obligor had been evidenced by promissory notes; and

                 (vi) which is not a Governmental Authority.

                 "ELIGIBLE RECEIVABLE" shall mean each Transferor Receivable or portion thereof:

                 (i)      the Obligor of which is an Eligible Obligor;

                 (ii) as to which, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from Liens except as created hereunder, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder) therein (and in the proceeds thereof);

                 (iii) which is not a Defaulted Receivable or a Delinquent Receivable;

                 (iv) which is (or, in the case of an Unbilled Receivable, will be) required to be paid in full within 31 days from the original billing date;

                 (v) which is (or, in the case of an Unbilled Receivable, will be) denominated and payable only in United States dollars in the United States;

                 (vi) which arose in the ordinary course of business of an Originator from a sale of electricity or electric power by or on behalf of such Originator;

                 (vii) which will at all times be the bona fide, legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                 (viii) which was created in compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect any applicable Requirements of Law;

                 (ix) which complies in all material respects with all material requirements of the applicable Credit and Collection Policy including, without limitation, payment terms that conform to the provisions of such Credit and Collection Policy;

                 (x) which has not been extended, rewritten or otherwise modified from the original terms thereof except in conformity with the Credit and Collection Policy of the applicable Originator; and

                 (xi) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

                 (xii) which is an account receivable representing all or part of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

                 (xiii) which is an "account" (within the meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder);

                 (xiv) which is not a Diluted Receivable, PROVIDED that any otherwise Eligible Receivable which is a Diluted Receivable in part will be an Eligible Receivable to the extent not subject to any reduction, cancellation, rebate, refund, dispute, counterclaim, offset, defense or other factor described in the definition of Diluted Receivable;

                 (xv) which is not subject to any enforceable provision prohibiting the transfer or assignment by the applicable Originator of such payment obligation;

                 (xvi)    which is not a PIP Receivable; and

                 (xvii) which is not a Deferred Arrangement Payment Plan Receivable.

                 Notwithstanding the foregoing, for purposes of calculating the Net Receivables Balance, the aggregate Outstanding Balance of Unbilled Receivables which do not constitute Eligible Receivables shall be deemed to be the Allocated Ineligible Percentage of the total Unbilled Receivables, as calculated in the applicable Daily Report.

                 "ELIGIBLE SERVICER" shall mean each Originator, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables, (b) is legally qualified and has the capacity to service the Receivables and (c) has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables with high standards of skill and care.

                 "ENHANCEMENT" shall mean the rights and benefits provided to the Investors of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Deferred Payment Right to any Series or Class shall not be deemed to be an Enhancement.

                 "ENHANCEMENT AGREEMENT" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                 "ENHANCEMENT PROVIDER" shall mean the Person providing any Enhancement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA AFFILIATE" shall mean, as to any Person, any partnership, trade or business (whether or not incorporated) which, together with such Person, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                 "EXCESS CONCENTRATION BALANCES" shall mean, with respect to any Obligor, the amount of otherwise Eligible Receivables due from such Obligor and (without duplication) its Consolidated Affiliates which, expressed as a percentage of the amount of all Eligible Receivables, exceeds the percentage set forth below for the applicable category of Obligors:

                                 Minimum Rating
                                 --------------

                   S&P                Moody's       Percentage
                   ---                -------       ----------

                A-1+ or AA-           P-1 or Aa3        7.0%

                A-1 or A+             P-1 or A2         5.5%

                A-2 or BBB+           P-2 or Baa1       4.0%

                A-3 or BBB-           P-3 or Baa3       3.0%


               Not rated/other        Not rated/other   1.5%

         The percentage applicable to any Obligor will be the lowest percentage associated with an Obligor's short-term or actual or implied long-term senior debt rating that is in effect for such Obligor.

                 "EXPECTED FINAL PAYMENT DATE" with respect to any Series shall have the meaning specified in the related Supplement.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                 "FINAL SCHEDULED PAYMENT DATE" shall mean that Distribution Date which occurs twelve months after the Amortization Date.

                 "FLOATING ALLOCATION PERCENTAGE" with respect to all outstanding Series, shall mean the percentage equivalent of a fraction, (a) the numerator of which equals the sum of (i) the Net Invested Amount PLUS (ii) the Carrying Cost Reserve and (b) the denominator of which equals the sum of (i) the Net Receivables Balance MINUS (ii) the aggregate of the Required Reserves for all Series computed without duplication as provided in the applicable Supplements.

                 "GLOBAL CERTIFICATE" shall mean an Investor Certificate evidencing all or any part of a Series to be issued in Book-Entry Form, which Global Certificate shall be issued to the Clearing Agency for such Series or its nominee in accordance with SECTION 6.11 and the applicable Supplement pursuant to which such Certificate is issued.

                 "GOVERNMENTAL AUTHORITY" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                 "HOLDER" shall mean, with respect to any Certificate, the Person in whose name such Certificate is registered in the Certificate Register.

                 "INDEMNIFIED AMOUNTS" shall have the meaning specified in
SECTION 7.03.

                 "INDEMNIFIED PARTY" shall have the meaning specified in
SECTION 7.03.

                 "INDEPENDENT PUBLIC ACCOUNTANTS" shall mean any of (a) Arthur Andersen LLP, (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young,
(e) KPMG Peat Marwick and (f) Price Waterhouse LLP or any of their successors so long as such successor is one of the six largest national accounting firms, provided, that such firm is independent with respect to the Servicers within the meaning of the Act.

                 "INITIAL INVESTED AMOUNT" shall mean, with respect to any Series or Class and for any date, an amount equal to the initial invested amount or amounts specified in the related Supplement.

                 "INSOLVENCY EVENT" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors.

                 "INTEREST PERIOD" shall mean, unless otherwise specified in the Supplement relating to any Series, with respect to any

Distribution Date for such Series (i) in the case of the initial such Distribution Date, the period from and including the Closing Date for such Series to but excluding such initial Distribution Date and (ii) in the case of any other Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "INVESTED AMOUNT" shall mean, with respect to any Series or Class and for any date, an amount equal to the invested amount or amounts determined as provided in the related Supplement.

                 "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended from time to time.

                 "INVESTOR CERTIFICATE" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Revolving Certificate.

                 "INVESTOR" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

                 "INVESTORS' INTEREST" shall have the meaning specified in
SECTION 4.01(a).

                 "LETTER OF REPRESENTATIONS" shall mean any applicable agreement among the Transferor, the Trustee and the applicable Clearing Agency with respect to such Clearing Agency's rights and obligations with respect to any Book-Entry Certificates, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                 "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other and including a Lien created by the PBGC), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

                 "MAJORITY IN INTEREST" shall mean with respect to each Series the Holders of Certificates evidencing 51% or more of the Invested Amount of such outstanding Series.

                 "MAJORITY INVESTORS" shall mean Investors holding Certificates evidencing 51% or more of the Aggregate Investors' Interest; PROVIDED that if at any time the aggregate Invested Amount for all Subordinated Classes is greater than the aggregate Invested Amount for all Senior Classes, then "Majority Investors" at such time shall mean Investors holding Certificates evidencing both (i) 51% or more of the Aggregate Investors' Interest and (ii) 51% or more of the aggregate Invested Amount for all Senior Classes.

                 "MASTER SERVICER" shall mean the Servicer which is then authorized to prepare and deliver the Daily Reports and Determination Date Certificates, to instruct the Trustee with respect to the investment of funds in the Trust Accounts and to perform any other functions herein which have been delegated to the Master Servicer, and shall initially be CEI.

                 "MOODY'S" shall mean Moody's Investors Service, Inc. or its successor.

                 "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which either Originator or an ERISA Affiliate of either of them is making, is obligated to make or has within the last six years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

                 "NET INVESTED AMOUNT" shall mean at any time the Aggregate Invested Amount MINUS the amount of Cure Funds on deposit in the Reserve Account as of such time MINUS the amount of funds on deposit in any Defeasance Account to be distributed to Investors in reduction of the Invested Amount of their Certificates.

                 "NET RECEIVABLES BALANCE" shall mean at any time the excess of
(a) the aggregate Outstanding Balances of Eligible Receivables over (b) the Excess Concentration Balances at such time. For purposes of calculating the Net Receivables Balance, the aggregate Outstanding Balances of Eligible Receivables shall be calculated as if reduced by the aggregate amount of (i) Collections received and security deposits held that have not been applied to any corresponding Receivables on the records of the Servicers and (ii) all credit balances in favor of Obligors which are outstanding under the Originators' Budget/Balanced Billing Payment Plan; (iii) the cumulative dollar portion of Receivables which portion, under applicable law, may be rescinded or revoked by any Governmental Authority in connection with any contingent approval for any rate increase; and (iv) unless the Servicers have subcontracted or otherwise modified their collection procedures so that Collections (including instruments representing Collections) no longer pass through the initial Servicers' processing departments prior to being deposited into the Trust Accounts, a dollar amount equal to .25% of the amount otherwise calculated above.

                 "NOTICES" shall have the meaning specified in SECTION
13.05(A).

                 "OBLIGOR" shall mean each Person who is obligated to pay for goods or services provided by an Originator which gave rise to a Transferor Receivable, including any guarantor of such Person's obligations.

                 "OFFICER'S CERTIFICATE" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller, the Assistant Treasurer or the Secretary or Assistant Secretary of the Transferor, or of a Servicer, or of any Successor Servicer, as the case may be, and delivered to the Trustee.

                 "OPINION OF COUNSEL" shall mean a written opinion, in form and substance reasonably satisfactory to the Trustee and from counsel reasonably satisfactory to the Trustee, which counsel, except where this Agreement otherwise provides, may be counsel for, or an employee of, either the Person providing such opinion or an Affiliate of such Person.

                 "ORIGINATORS" shall mean each of CEI and TE, together with their permitted successors and assigns under the Receivables Purchase Agreement.

                 "OUTSTANDING BALANCE" of any Receivable at any time shall mean the then outstanding principal balance thereof.

                 "PAYING AGENT" shall mean any paying agent appointed pursuant to SECTION 6.06.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any other Governmental Authority succeeding to the functions thereof.

                 "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments or charges of any Governmental Authority or Liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law and created in the ordinary course of business, which, in either such case, are for amounts not yet due or for amounts which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles and (ii) any Liens of a collecting bank arising by operation of law under Section 4-210 of the UCC.

                 "PERSON" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                 "PIP RECEIVABLE" shall mean any Receivable owed by an Obligor which fulfills the conditions for inclusion in an Originator's "Percentage of Income Payment" program for low income Obligors.

                 "PLAN" shall mean any plan, program, arrangement, agreement, practice or contract that provides or is intended to provide benefits or compensation to or on behalf of one or more employees or former employees of either Originator or an ERISA Affiliate of either of them, whether formal or informal, whether or not written, including, but not limited to, any employee benefit plan as defined in Section 3(3) of ERISA, any employee pension benefit plan and any retiree welfare plan.

                 "POOL RECEIVABLES" shall mean, with respect to Receivables generated during, or outstanding during, any Collection Period, all such Receivables except for Receivables which, as of the beginning of such Collection Period, constituted PIP Receivables.

                 "PREPAYMENT PREMIUM" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                 "PRINCIPAL TERMS" shall mean, with respect to any Series: (a) the name or designation; (b) the Initial Invested Amount or maximum principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investors; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) the terms, if any, on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the Scheduled Amortization Date and (k) if such Series is designated as a Series of Variable Funding Certificates, the Termination Date for such Series.

                 "PUCO" shall mean the Public Utilities Commission of Ohio.

                 "PURCHASE PRICE" shall have the meaning specified in the Receivables Purchase Agreement.

                 "QUALIFIED SALE AGENT" shall mean (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other reputable institution whose regular business includes the sale of receivables portfolios.

                 "RATABLE PRINCIPAL AMOUNT" shall mean, as to any Series of Investor Certificates or the Transferor Revolving Certificate, the outstanding Invested Amount thereof, except that: (a) if so provided in the Supplement pursuant to which a Series of Investor Certificates is issued, the Ratable Principal Amount of that Series may be greater or less than its outstanding Invested Amount; and (b) if so provided in any Supplement, the Ratable Principal Amount of the Transferor Revolving Certificate may be greater or less than its outstanding Invested Amount.

                 "RATING AGENCY" shall mean each nationally recognized rating agency which, at the request of the Transferor, has rated any Series or Class of Certificates, as set forth in the related Supplement.

                 "RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency, upon the written request of the Transferor, the Servicers or the Trustee, shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "RECEIVABLE" shall mean an account receivable shown on the records of either Originator as of the initial Series Cut-Off Date, and from time to time thereafter, arising from the sale of electricity by an Originator in the ordinary course of its business and shall include, without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such account receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Receivables transferred hereunder) thereof; PROVIDED, HOWEVER, that the term "Receivable" shall not include any accounts receivable (i) that are due from any Consolidated Affiliates of Centerior or of either Originator; (ii) arising from wholesale electricity sales to other utilities or parties in the business of providing electric power; or (iii) that are due from any Obligors located outside the United States.

                 "RECEIVABLES PURCHASE AGREEMENT" shall mean the agreement between the Originators and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the

Transferor shall have acquired the Receivables transferred to the Trust on the initial Closing Date and all Receivables to be transferred to the Trust from time to time thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

                 "RECORD DATE" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

                 "RELATED SECURITY" shall mean, with respect to any Receivable:

         (i)     all of the Transferor's rights under the related Contracts;

         (ii) all guarantees, indemnities, warranties, chattel paper, insurance policies and proceeds and security agreements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

         (iii) all of the Transferor's right, title and interest to and rights under the Receivables Purchase Agreement; and

         (iv)    all proceeds of the foregoing.

                 "REPORTABLE EVENT" shall mean any of the reportable events set forth in Section 4043(b) of ERISA and the regulations issued from time to time thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations).

                 "REQUIRED RESERVES" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "REQUIREMENTS OF LAW" shall mean any law, treaty, rule or regulation, final determination of an arbitrator or Governmental Authority, or order of any judicial authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 "RESERVE ACCOUNT" shall have the meaning specified in SECTION 4.02.

                 "RESPONSIBLE OFFICER" shall mean, (i) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, senior trust officer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Transferor or a Servicer, any of the President, Chief Executive Officer, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or Chief Financial Officer of such Person.

                 "REVOLVING PERIOD" shall mean the period from the initial Closing Date until the Amortization Date.

                 "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

                 "SCHEDULED AMORTIZATION DATE" shall mean, with respect to any Series, the date set forth in the related Supplement.

                 "SENIOR CLASS" shall mean any Class of Investor Certificates which is designated as a "Senior Class" in the applicable Supplement.

                 "SERIES" shall mean any series of Investor Certificates.

                 "SERIES ACCOUNT" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investors of any Series or Class, as specified in any Supplement and including, with respect to any Series or Class, any Defeasance Accounts maintained for the benefit of the applicable Investors.

                 "SERIES CUT-OFF DATE" shall mean, with respect to any Series, the date specified as such in the related Supplement.

                 "SERVICE TRANSFER" shall have the meaning specified in
SECTION 10.01.

                 "SERVICER" shall mean, at any time, each Person which is authorized to act as Servicer under SECTION 3.01 to administer, collect and service the Receivables, including any Successor Servicer appointed pursuant to
SECTION 10.01 and, so long as more than one Servicer is so authorized, "SERVICERS" shall mean all such Servicers. All references to any Servicer shall mean and include the applicable Servicer when performing any servicing functions delegated, for reasons of administrative convenience, to the Master Servicer.

                 "SERVICER COLLECTION ACCOUNT" shall have the meaning specified in SECTION 4.02(B).

                 "SERVICER DEFAULT" shall have the meaning specified in SECTION 10.01.

                 "SERVICING FEE" shall have the meaning specified in SECTION 3.02(A).

                 "SERVICING OFFICER" shall mean any officer, employee or other agent of a Servicer who in any case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by such Servicer, as such list may from time to time be amended.

                 "SET-ASIDE PERIOD" shall mean the period beginning on any Business Day on which the Base Amount is less than the Net Invested Amount if the Transferor shall begin depositing Collections or funds to the Reserve Account on the day collected (all such funds so deposited from time to time by the Transferor being "CURE FUNDS"), and continuing until the earlier of (a) the date on which the Net Invested Amount is less than or equal to the Base Amount and (b) the fifth consecutive Business Day on which the Base Amount is less than the Net Invested Amount. Notwithstanding the foregoing, the Transferor may not deposit any Cure Funds to the Reserve Account at any time if such amount, together with the aggregate amount of Cure Funds previously deposited by the Transferor and held in the Reserve Account at such time, would exceed 35% of the Aggregate Invested Amount at such time, unless the Transferor has obtained the prior written consent of the Majority Investors.

                 "STATED AMOUNT" shall mean, with respect to any Variable Funding Certificate, the maximum principal amount that may be required to be funded by the Holder of such Variable Funding Certificate pursuant to the applicable Supplement.

                 "SUBORDINATED CLASS" shall mean any Class of Investor Certificates which is designated as a Subordinated Class in the applicable Supplement.

                 "SUCCESSOR SERVICER" shall have the meaning specified in
SECTION 10.02(A).

                 "SUPPLEMENT" shall mean, with respect to any Series, a supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Article VI, and all amendments, modifications or supplements to this Agreement.

                 "TAX OPINION" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of Centerior or any Affiliate thereof to the effect that, for federal and Ohio (and any other State where substantial servicing activities in respect of Receivables are conducted by the Transferor or the Servicers if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) following such action the Trust should not be subject to federal income tax, and (c) in the case of the original issuance of Certificates and any New Issuance, the Investor Certificates being issued thereby should properly be characterized as debt of the Transferor (or as a partnership interest).

                 "TERMINATION DATE" shall mean, with respect to any Series of Variable Funding Certificates, the termination date specified in the related Supplement.

                  "TERMINATION NOTICE" shall have the meaning specified in
SECTION 10.01.

                 "TRANSFER" shall have the meanings specified in SECTION 2.01, it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the Receivables Purchase Agreement.

                 "TRANSFER AGENT AND REGISTRAR" shall have the meaning specified in SECTION 6.03.


                 "TRANSFER DATE" for any Series shall mean the Business Day immediately preceding a Distribution Date for such Series, or, if the last day of an Interest Period for such Series is other than a Distribution Date, the Business Day immediately preceding such last day of such Interest Period.

                 "TRANSFEROR" shall mean Centerior Funding Corporation, a Delaware special purpose corporation.

                 "TRANSFEROR COLLECTION ACCOUNT" shall have the meaning specified in SECTION 4.02(b).

                 "TRANSFEROR COLLECTIONS" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account equal to the product of (i) the Transferor Percentage on such date times (ii) the aggregate amount of such Collections.

                 "TRANSFEROR INTEREST" shall have the meaning specified in
SECTION 4.01(a).

                 "TRANSFEROR PERCENTAGE" shall mean at any time 100% minus the Floating Allocation Percentage at such time.

                 "TRANSFEROR RECEIVABLE" shall mean a Receivable acquired by the Transferor pursuant to the Receivables Purchase Agreement.

                 "TRANSFEROR REVOLVING CERTIFICATE" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of EXHIBIT A hereto.

                 "TRANSFEROR'S ACCOUNT" shall mean the special account under the dominion and control of the Transferor, for deposits by the Servicers of funds allocable to the Transferor, maintained at such bank as the Transferor may designate for such purpose from time to time.

                 "TRUST" shall mean the Centerior Energy Receivables Master Trust created by this Agreement.

                 "TRUST ACCOUNTS" shall mean the Concentration Account, the Reserve Account, the Carrying Cost Account, each Defeasance Account and any other Series Account established pursuant to the terms of any Supplement.

                 "TRUST ASSETS" shall have the meaning specified in SECTION
2.01.

                 "TRUSTEE" shall mean Citibank, N.A., a national banking association, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                 "TRUSTEE'S FEE" shall have the meaning specified in SECTION 11.05.

                 "TURNOVER DAYS" shall mean, as of each Determination Date until (but not including), the next Determination Date, the average number of days outstanding for Receivables during the prior Collection Period as calculated by the Master Servicer in each Determination Date Certificate in accordance with the following formula:

                 TD        =         AOB to the X power + AOB to the Y power   times   ED
                                    ---------------------------------------           ----
                                                   2                                   BR

                 TD       =       Turnover Days;

                 AOB to the x power     =       The aggregate Outstanding Balance of all
                                                Receivables as of the beginning of such
                                                Collection Period;






                 AOB to the y power     =       The aggregate Outstanding Balance of all
                                                Receivables as of the end of such Collection
                                                Period;

                 ED                     =       The number of days elapsed in
                                                the prior Collection Period; and

                 BR                     =       The aggregate amount of new Billed Receivables generated
                                                during such Collection Period.




                 "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                 "UNBILLED RECEIVABLE" shall mean a Receivable which represents a bona fide enforceable obligation for the provision of electricity to an Obligor but which has not yet been evidenced by an invoice and which is accounted for on the applicable Originator's books and records as "unbilled revenue" in accordance with its current financial accounting practices.

                 "UNDIVIDED FRACTIONAL INTEREST" with respect to each Series shall have the meaning specified in the related Supplement.

                 "VARIABLE FUNDING CERTIFICATE" shall mean any Investor Certificates of any Series the principal amount of which may be increased and/or reduced from time to time and which is designated as a "Variable Funding Certificate" in the Supplement pursuant to which such Series is issued.

                 "YIELD" shall mean, with respect to the Investor Certificates of any Series or Class, the Yield payable on account of such Certificates as specified in the related Supplement.

                 SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not completely defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".


                                   ARTICLE II

                            TRANSFER OF RECEIVABLES

                 SECTION 2.01. TRANSFER OF RECEIVABLES. (a) By execution of this Agreement, the Transferor does hereby transfer, assign, set-over and otherwise convey without recourse, except as expressly provided herein (the making of such transfer, assignment, set-over and conveyance being a "TRANSFER", and so to transfer, assign, set-over and otherwise convey being to "TRANSFER") to the Trust, for the benefit of the Certificateholders:

                 all of the Transferor's right, title and interest in, to and under all Transferor Receivables existing at the close of business on the initial Series Cut-Off Date and thereafter created from time to time, and conveyed to the Transferor under the Receivables Purchase Agreement from time to time, until the termination of the Revolving Period of the last outstanding Series, all Related Security therefor and all monies due or to become due and all Collections and other amounts received from time to time with respect to such Transferor Receivables and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Transferor Receivables transferred hereunder) thereof.

Such property described in the preceding sentence, together with all monies from time to time on deposit in, and all Eligible Investments and other securities, instruments and other investments purchased from funds on deposit in, the Collection Accounts, the Concentration Account, the Reserve Account and any Series Account, and any Enhancements shall constitute the assets of the Trust (collectively the "TRUST ASSETS").

                 The foregoing Transfer does not constitute and is not intended to result in an assumption by the Trust, the Trustee or any Certificateholder of any obligation of any Servicer, any Originator, the Transferor or any other Person in connection with the Receivables or under the Receivables Purchase Agreement or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor. The foregoing Transfer to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such Transfer shall be construed accordingly.

                 The Transferor agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Receivables and the other Trust Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Transfers of the Receivables and the other Trust Assets to the Trust, and to deliver a file-stamped copy of such a financing statement or other document or other evidence of such filing to the Trustee on or prior to the initial Closing Date. The Trustee shall be under no obligation whatsoever to file such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with such Transfer. In the event that any of the Receivables and other Trust Assets become evidenced by an instrument, the Transferor agrees to (or to cause the Originators or the Servicers to) deliver to the Trustee the original of such instrument as required by SECTION 3.04(g) hereof.

                 Each of CEI, TE and the Transferor further agrees herein, at its own expense, on or prior to the initial Closing Date to indicate in its computer records that the Receivables have been sold, in the case of CEI and TE, to the Transferor in accordance with the Receivables Purchase Agreement and conveyed, in the case of CEI, TE and the Transferor, to the Trust in accordance with this Agreement for the benefit of the Certificateholders.

                 (b) The Trustee hereby agrees not to disclose to any Person any information delivered to the Trustee from time to time with respect to the Receivables or any Obligor except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) as required in the performance of the Trustee's duties hereunder, (iii) as required in enforcing the rights of the Certificateholders hereunder or (iv) as provided in any Supplement. The Trustee agrees to protect and maintain the security and confidentiality of such information in accordance with reasonable and customary industry standards and, in connection therewith, will allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall use its best efforts to provide the Transferor written notice at least five Business Days prior to any disclosure pursuant to this SECTION 2.01 and in any event will provide written notice whenever disclosure is made.

                 SECTION 2.02. ACCEPTANCE BY TRUSTEE. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest in and to the Trust Assets, now existing and hereafter created and transferred to the Trust pursuant to SECTION 2.01 and the Trustee declares that it shall, subject to the terms set forth herein, maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

                 (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

                 SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THE TRANSFEROR. The Transferor hereby represents and warrants to the Trust as of the date hereof and, by accepting on the date of the initial Transfer of Receivables the proceeds of such Transfer, as of such date and with respect to any Series, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement, that:

                 (a) ORGANIZATION AND GOOD STANDING. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement, and to execute and deliver to the Trustee pursuant hereto the Certificates.

                 (b) DUE QUALIFICATION. The Transferor is duly qualified to do business and is in good standing as a corporation or foreign corporation, as applicable, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Transferor's ability to perform its obligations hereunder, under the applicable Supplement or under the Receivables Purchase Agreement.

                 (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the applicable Supplement and the Receivables Purchase Agreement by the Transferor, and the execution and delivery by the Transferor to the Trustee of the Certificates and the consummation by the Transferor of the transactions provided for in this Agreement and the applicable Supplement and the Receivables Purchase Agreement, have been duly authorized by all necessary corporate action on the part of the Transferor and this Agreement and the other documents and agreements executed in connection herewith have been duly executed and delivered on behalf of the Transferor.

                 (d) ENFORCEABILITY. Each of this Agreement, the applicable Supplement and the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). The Receivables Purchase Agreement is in full force and effect, and is not subject to any specific dispute, offset, counterclaim or defense.

                 (e) NO CONFLICT. The Transferor's execution and delivery of this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates, performance of the transactions contemplated by this Agreement and the applicable Supplement and the Receivables Purchase Agreement, and fulfillment of the terms hereof and thereof applicable to the Transferor, do not conflict with or violate in any material respect any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

                 (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Governmental Authority which asserts the invalidity of this Agreement or the Receivables Purchase Agreement or which otherwise is likely to have a material adverse effect on the Transferor's financial condition or operations or on the Trust Assets or the transactions contemplated herein, under each Supplement and under the Receivables Purchase Agreement.

                 (g) CONSENTS. No authorization, consent, license, order or approval of, registration or declaration with any Governmental Authority or other Person is required to be obtained, effected or given by the Transferor in connection with the execution and delivery of this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates by the Transferor or its performance of its obligations under this Agreement, the applicable Supplement and the Receivables Purchase Agreement or the transactions contemplated hereby and thereby except for (i) regulatory approvals by PUCO, all of which have been obtained and are in full force and effect; (ii) the filings of the financing statements or other documents required to have been filed on or prior to the initial Closing Date pursuant to
SECTION 2.01, all of which were so filed and are in full force and effect, and
(iii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to SECTION 2.01; and (iv) other consents and approvals the failure of which to obtain is not likely to have a material adverse effect on the Transferor's financial condition or operations or the Trust Assets or the Transferor's ability to perform its obligations under this Agreement.

                 (h) LIENS ON PROPERTIES. Except as created hereby, there are no Liens (except for Permitted Liens) of any nature whatsoever on any Transferor Receivable. The Transferor is not a party to any contract, agreement, lease or instrument (other than this Agreement) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Transferor Receivable, or otherwise result in a violation of this Agreement.

                 (i) CONTRACTUAL OBLIGATIONS. (i) The Transferor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirements of Law, that would have a material adverse effect on the ability of the Transferor to carry out its obligations under this Agreement, the applicable Supplement or the Receivables Purchase Agreement, and (ii) neither the Transferor nor, to the best of the knowledge of the Transferor, any other party is in default in any respect under or with respect to the Receivables Purchase Agreement or any other material contract, agreement, lease or other instrument to which the Transferor is a party.

                 (j) INVESTMENT COMPANY. The Transferor is not an "investment company" within the meaning of the Investment Company Act.

                 (k) LOCATIONS. The chief place of business and chief executive office of the Transferor are located at the address of the Transferor referred to in SECTION 13.05, and the locations of the offices where the Transferor keeps the originals of its books, records and documents regarding the Receivables and the other Trust Assets are listed on Schedule III hereto (or at such other locations, notified to the Trustee in accordance with SECTION 2.05(d), in jurisdictions with respect to which all applicable action required by the last two paragraphs of SECTION 2.01(A) has been taken and completed).

                 (l) TRADENAMES. The legal name of the Transferor is as set forth on the signature page of this Agreement and the Transferor has no tradenames, fictitious names, assumed names or "doing business as" names.

                 (m)  SUBSIDIARIES.  The Transferor has no subsidiaries.

                 (n) INFORMATION. (i) Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Transferor to the Trustee or the Servicers in connection with this Agreement and (ii) any information contained in any written documents regarding the Transferor provided by the Transferor to Investors is accurate in all material respects as of its date, when considered as a whole with other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                 (o) SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by this Agreement, the fair saleable value of the Transferor's assets exceeds its liabilities and the Transferor is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, the Transferor will have adequate capital to conduct its business as presently conducted and as contemplated by this Agreement. The Transferor is not entering into the transactions contemplated hereunder and under the Receivables Purchase Agreement with the intent of hindering, delaying or defrauding creditors and no Transfer hereunder constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or similar state law.

                 (p) COMPLIANCE. The Transferor has complied in all material respects with all Requirements of Law with respect to it, its business and properties and all Receivables transferred to the Trust hereunder and the Contracts related thereto.

                 (q) TAXES. The Transferor has filed all material tax returns (federal, state and local) which it reasonably believes are required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Transferor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Transferor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

                 (r) USE OF PROCEEDS. No proceeds of the issuance of any Certificate will be used by the Transferor to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security in violation of any applicable law or regulation.

                 (s) COLLECTION ACCOUNTS. The Collection Account Banks are the only institutions holding Collection Accounts for the receipts of payments in respect of Receivables (subject to such changes as may be made from time to time in accordance with SECTION 4.02(b)).

                 (t) EARLY AMORTIZATION EVENT. As of the Closing Date for any Series, no Early Amortization Event, and no condition that with the giving of notice and/or the passage of time would constitute an Early Amortization Event, has occurred and is continuing.

                 (u) ERISA. No Plan maintained by the Transferor or any of its ERISA Affiliates has any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived. The Transferor and each ERISA Affiliate of the Transferor has timely made all contributions required to be made by it to any Plan and Multiemployer Plan to which contributions are or have been required to be made since ________, 199_ by the Transferor or such ERISA Affiliate, and no Reportable Event has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result directly or indirectly, in any Lien being imposed on the property of the Transferor or the payment of any material amount to avoid such Lien.

                 The representations and warranties set forth in this SECTION
2.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to any Enhancement Providers. The Trustee's obligations in respect of any such breach are limited as provided in SECTION 11.02(g).

                 SECTION 2.04. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THIS AGREEMENT AND THE TRUST ASSETS. The Transferor hereby represents and warrants to the Trust as of the date hereof and, by accepting on the date of the initial Transfer of Receivables the proceeds of such Transfer, as of such date and, in the case of the representations and warranties contained in SECTIONS 2.04(a), (b), (c), (d), (e) and (f) below, by accepting on each date during the Revolving Period for any Series the proceeds of each Transfer of Receivables, as of such date, that:

                 (a) VALID TRANSFER. The Receivables Purchase Agreement creates a valid sale, transfer and assignment to the Transferor of, and the Transferor is the legal and beneficial owner of, all right, title and interest of the Originators in and to the Receivables now existing and hereafter created during the Revolving Period and the proceeds thereof. This Agreement constitutes either (i) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreement, and in and to all other Trust Assets and the proceeds thereof or (ii) a valid grant to the Trust of a first priority perfected "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables and other Trust Assets created hereunder) in all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreement, and in and to all other Trust Assets and the proceeds thereof. Such transfer and assignment and/or grant of security is enforceable against the Transferor (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit of law or in equity). Upon the filing of the financing statements and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof and payment therefor, the Trust shall have an ownership or first priority perfected security interest in those Trust Assets in which a security interest may be perfected by filing and the proceeds thereof. The Transferor has caused each Servicer to clearly and unambiguously mark its computer records and its microfiche storage files, if any, regarding such Receivables as the property of the Trust and shall cause each such Servicer to maintain such records in a manner such that the Trust's perfected interest of first priority in the Receivables shall not be adversely affected in any material respect.

                 (b) NO CLAIM OR INTEREST. Except as otherwise provided in this Agreement and the applicable Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Concentration Account or any Series Account.

                 (c) OUTSTANDING BALANCE; BASE AMOUNT. As of each Closing Date, the Net Invested Amount (after giving effect to the issuance of all Certificates on such date) is less than or equal to the Base Amount.

                 (d) LIENS. Each Transferor Receivable and all other Trust Assets have been Transferred to the Trust free and clear of any Lien except as created hereby or by the Receivables Purchase Agreement and free and clear of any adverse claim or interest of any other Person (other than disputes with Obligors on account of factors described in the definition of Diluted Receivable or discharge in bankruptcy of the related Obligor).

                 (e) ELIGIBILITY. Each Receivable classified as an "Eligible Receivable" by the Transferor in any Daily Report or

Determination Date Certificate delivered hereunder satisfies, as of the dates referred to in such Daily Report orDetermination Date Certificate, as applicable, the requirements of eligibility contained in the definition of Eligible Receivable, and no such Receivable nor any related Contract has been satisfied, subordinated or rescinded nor, except as otherwise permitted hereunder, been compromised, adjusted, extended or otherwise modified.

                 (f) INVESTMENT COMPANY ACT. Each Transfer of Transferor Receivables to the Trust hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act.

                 The representations and warranties set forth in this SECTION
2.04 shall survive the Transfer of the Transferor Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to any Enhancement Provider. The Trustee's obligations in respect of any such breach are limited as provided in SECTION 11.02(g).

                 SECTION 2.05. AFFIRMATIVE COVENANTS OF THE TRANSFEROR. The Transferor hereby covenants that, until the termination of the Trust:

                 (a) COMPLIANCE WITH LAW. The Transferor will comply in all material respects with all Requirements of Law applicable to the Transferor, its business and properties and the Trust Assets, where failure to so comply would have a material adverse effect on the Trust Assets or the ability of the Transferor to perform in any material respects its obligations hereunder or under the Receivable Purchase Agreement.

                 (b) PRESERVATION OF CORPORATE EXISTENCE. The Transferor will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the interests of the Trustee or of the Investors hereunder or in the Trust Assets, (ii) the collectibility of the Receivables or (iii) the ability of the Transferor to perform its obligations hereunder or under the Receivables Purchase Agreement in any material respect.

                 (c) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Transferor will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Transferor and shall be separate and apart from those of any Affiliate of the Transferor, in which full and correct entries shall be made of all financial transactions and the assets and business of the Transferor in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

                 The Transferor shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable written request, (ii) during normal business hours, (iii) subject to the Transferor's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Transferor.

                 (d) LOCATION OF RECORDS. The Transferor will keep its chief place of business and chief executive office, and the office where it keeps the books, records and documents regarding the Trust Assets, at the addresses of the Transferor referred to in SECTION 13.05 and on Schedule III hereto or, upon 30 days' prior written notice to the Trustee, at any other location within the United States with respect to which all applicable action required by the last two paragraphs of SECTION 2.01(a) shall have been taken and completed.

                 (e) MAINTENANCE OF SEPARATE DIRECTORS. The Transferor will maintain at least two independent directors each of whom is not an officer, director or employee of (i) Centerior, (ii) any Originator or (iii) any Affiliate, nor a parent, child, spouse or sibling of any such Person; provided, however, that if any such independent director dies or resigns the Transferor shall have 10 Business Days, to replace that Person with another independent director.

                 (f) PAYMENT OF TAXES, ETC. The Transferor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such non-payment could not subject any Indemnified Party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interest covered hereunder or under the Receivables Purchase Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

                 (g)  REPORTING REQUIREMENTS.  The Transferor will:

                     (i) within one Business Day after a Responsible Officer becomes aware of the occurrence of any Early Amortization Event, any Set-Aside Period and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, notify the Trustee and each Rating Agency of such occurrence;

                     (ii) as soon as possible and in any event (A) within three Business Days after a Responsible Officer becomes aware of the occurrence of each Early Amortization Event, any Set-Aside Period, and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, furnish to the Trustee and each Rating Agency the statement of the chief administrative and credit officer or other Responsible Officer of the Transferor setting forth details of such Early Amortization Event, Set-Aside Period or event and the action which the Transferor has taken and proposes to take with respect thereto, and (B) within three Business Days after the occurrence thereof, notify the Trustee of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Transferor to perform its obligations under this Agreement or the Receivable Purchase Agreement;

                     (iii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Transferor, furnish to the Trustee a balance sheet of the Transferor as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by a Responsible Officer of the Transferor and prepared in accordance with generally accepted accounting principles;

                     (iv) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Transferor, furnish to the Trustee and each Rating Agency a balance sheet of the Transferor as of the end of such fiscal year, and the related revenue and expense statements for such fiscal year, all of the foregoing to be certified by a Responsible Officer of the Transferor and prepared in accordance with generally accepted accounting principles;

                     (v) promptly, from time to time, furnish to the Trustee such other information, documents, records or reports respecting the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Transferor as the Trustee may from time to time reasonably request.

                 (h) RECEIVABLES PURCHASE AGREEMENT. The Transferor will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreement, maintain the Receivables Purchase Agreement in full force and effect, enforce its rights under the Receivables Purchase Agreement substantially in accordance with its terms and comply with its obligations under Contracts and invoices giving rise to Receivables.

                 (i) UCC OPINION. On or before September 30 of each calendar year, beginning with September 30, 1997, the Transferor shall deliver to the Trustee and each Rating Agency an Opinion of Counsel to the effect that no financing statements or continuation statements, other than those currently filed, are necessary to be filed by the Transferor or the Servicers in order to fully preserve and protect the perfected security or ownership interest of the Trustee, Transferor or any of the Certificateholders hereunder in and to the Receivables or describing such filings as may be necessary.

                 (j) RATING MAINTENANCE. For so long as the Investor Certificates of any Series are outstanding, the Transferor shall use all reasonable efforts to cause each Rating Agency to maintain its rating of the Investor Certificates of each such Series; PROVIDED, HOWEVER, that such efforts shall not require the Transferor to adversely affect its economic position.

                 (k) ERISA. The Transferor shall promptly give the Trustee and each Rating Agency notice of the following events, as soon as possible and in any event within 30 days after the Transferor or any of its ERISA Affiliates knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan to which the Transferor or any of its ERISA Affiliates contributed, or any withdrawal from, or the termination, reorganization or insolvency of any Multiemployer Plan to which the Transferor or any of its ERISA Affiliates contributes or to which contributions have been required to be made by the Transferor or such ERISA Affiliate or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Transferor or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any such Plan or Multiemployer Plan. The Transferor shall give the Trustee and each Rating Agency notice, as soon as possible and in any event within 10 days after the Transferor or any of its ERISA Affiliates knows or has reason to know thereof, of any filing of any Lien by the PBGC against the assets of either Originator, the Transferor or any of their ERISA Affiliates.

                 (l) COLLECTIONS. On each Business Day that the Transferor or any Affiliate thereof receives any Collections, the Transferor agrees to hold, or cause such Affiliate to hold, all such Collections in trust and, in the case of Collections remitted directly to the Transferor or any Affiliate by the applicable Obligor, to deposit, or cause such Affiliate to deposit, such Collections, in kind and in the form received, to the appropriate Collection Account as soon as practicable, but in no event later than the next succeeding Business Day.

                 SECTION 2.06. NEGATIVE COVENANTS OF THE TRANSFEROR. The Transferor hereby further covenants that, until the termination of the Trust:

                 (a) NO SALES, LIENS, ETC.. Except for the Transfer hereunder and the security interest granted pursuant to SECTION 2.01(b), the Transferor will not sell, pledge, assign or transfer any Transferor Receivable or any interest therein or any other Trust Asset to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset or any other property or asset of the Transferor (other than the Transferor Revolving Certificate and funds deposited to the Transferor's Account pursuant to the applicable Supplement or the Transferor Revolving Certificate), whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in and to the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor. The Transferor shall not pledge or transfer the Transferor Revolving Certificate unless it has delivered to the Trustee and each Rating Agency a Tax Opinion with respect to such transfer or pledge and except as permitted under SECTION 2.06(k) In connection with any such pledge or transfer of the Transferor Revolving Certificate, the Transferor shall, unless the transferee otherwise consents, deliver to such transferee an opinion that the transferee's interest in the Transferor Revolving Certificate will be properly characterized as debt of the Transferor.

                 (b) ACTIVITIES OF THE TRANSFEROR. The Transferor will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by this Agreement or the Receivables Purchase Agreement or any document related hereto or thereto or incidental to its ability to carry out its obligations under such agreements.

                 (c) INDEBTEDNESS. Except as provided herein or in the Receivables Purchase Agreement, the Transferor will not create, incur or assume any indebtedness (other than operating expenses incurred in the performance of or incidental to its obligations under this Agreement) or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables.

                 (d) GUARANTEES. Except as provided for herein, the Transferor will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

                 (e) INVESTMENTS. The Transferor will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for purchases of Receivables pursuant to the terms of the Receivables Purchase Agreement, investments in Eligible Investments in accordance with the terms of this Agreement, and the holding of the Transferor Revolving Certificate.

                 (f) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as permitted in SECTION 3.01(c), the Transferor will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by an Originator), the terms of any Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by an Originator) any payment term or condition of any invoice related thereto (other than as provided in the Credit and Collection Policy) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable beyond 60 days from the date of the invoice. The Transferor will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this SECTION 2.06(f), each of the Transferor and the Servicers may extend, amend, modify, cancel or rescind (and the Transferor need not object to any such action by the Servicer) any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of the Certificateholders.

                 (g) CHANGE IN CORPORATE NAME. The Transferor will not (i) make any change to its corporate name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, prior to the effective date of any such name change, change in principal place of business, or use, the Transferor delivers an Opinion of Counsel, together with such financing statements (Forms UCC-1 and UCC-3) executed by the Transferor which reflect such name change or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or (ii) change its jurisdiction of formation unless the Trustee shall have received from the Transferor (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof, an Opinion of Counsel, as to such formation and the Transferor's valid existence and good standing and as to the matters referred to in the first sentence of SECTION 2.04(a).

                 (h)  RECEIVABLES PURCHASE AGREEMENT.  The Transferor will not
(i) cancel or terminate the Receivables Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Receivables Purchase Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Purchase Agreement or (iv) take any other action under the Receivables Purchase Agreement not required by the terms thereof, to the extent that, in each of clauses (ii) through (iv) above, such amendment, modification, consent, waiver, approval or other action would adversely affect in any material respect the rights or interests of the Transferor thereunder or of the Trustee or the Investors hereunder or thereunder, unless the Rating Agency Condition shall have been satisfied with respect thereto, and the Transferor will not undertake any actions described in clause (ii) or (iii) above without giving prompt written notice thereof to the Rating Agencies.

                 (i) ORGANIZATION. The Transferor will not amend its certificate of incorporation or bylaws in any manner which would modify the limitations on the Transferor's business set forth therein, or modify the requirements that the Transferor maintain at least two independent directors or alter the duties, powers, rights and responsibilities of such directors or otherwise alter the provisions contained therein requiring the Transferor to maintain its existence as a corporation separate and apart from its Affiliates, except for such changes not adverse to the Investors with respect to which the Transferor has provided an Opinion of Counsel, which counsel is not an employee of Centerior or any of its Affiliates, relating to the continued separated existence of the Transferor, and will not otherwise amend its certificate of incorporation or bylaws in any manner which would be materially adverse to the Investors.

                 (j) MAINTENANCE OF SEPARATE EXISTENCE. The Transferor will not (i) fail to do all things necessary to maintain its existence as a corporation separate and apart from Centerior, each Originator and any other Affiliate of the Originators or of the Transferor including, without limitation, conducting business correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its shareholders and Board of Directors and maintaining appropriate books and records; (ii) suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible;
(iii) fail to (A) maintain, or cause to be maintained by an agent of the Transferor under the Transferor's control, physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other Person, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, and (E) maintain offices through which its business is conducted separate from those of its Affiliates (provided that, to the extent that the Transferor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses); or (iv) fail to take any actions required on its part or fail to cause any Affiliates to take any action required on their part to prevent the commingling of its funds with those of any of its Affiliates, or use its funds for other than the Transferor's uses.

                 (k) OWNERSHIP; MERGER. The Transferor will not (i) sell any shares of any class of its capital stock to any Person (other than the Originators, Centerior or any wholly-owned Subsidiary of Centerior), or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein) PROVIDED, that the Transferor shall not be prohibited from transferring or pledging the Transferor Revolving Certificate in connection with (x) any issuance of any Series or (y) any other transaction involving the Transferor which is not otherwise prohibited under this Agreement and with respect to which the Transferor has given prior written notice to the Rating Agencies and has delivered both a Tax Opinion and an Opinion of Counsel, which counsel is not an employee of Centerior or any of its Affiliates, relating to the continued separate corporate existence of the Transferor, or
(ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, (except indirectly in connection with a consolidation, merger or transfer of stock of either Originator to the extent such consolidation or merger is permitted under the Receivables Purchase Agreement), in connection with which the Trustee shall have received an Opinion of Counsel, which counsel is not an employee of Centerior or any of its Affiliates, relating to the continued separate corporate existence of the Transferor.


                                  ARTICLE III

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

                 SECTION 3.01. ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICERS. (a) Each of CEI and TE agrees to act as a Servicer and CEI as Servicer agrees to perform the duties of Master Servicer for the benefit of the Certificateholders under this Agreement until appointment of a Successor Servicer under ARTICLE X, and each Certificateholder by its acceptance of its Certificates consents to each of CEI and TE so acting as Servicers. Each Servicer hereby disclaims all right, title and interest in and to the Transferor Receivables and the proceeds thereof, except for the payment of its fees and expenses hereunder.

                 (b) Each Servicer shall (subject to ARTICLE X) enforce the Transferor's respective rights and interests in, to and under the Transferor Receivables and the Trust Assets on behalf of the Trust; PROVIDED that, so long as CEI and TE remain separate corporate entities, and except as otherwise provided herein with respect to CEI's duties as Master Servicer CEI's duties as Servicer hereunder shall extend only to those Transferor Receivables originated by it and any Trust Assets related thereto and TE's duties as Servicer shall extend only to those Transferor Receivables originated by it and any Trust Assets related thereto. Subject to the foregoing proviso, the Servicers, on behalf of the Trustee, shall service, administer and collect the Transferor Receivables and, in connection therewith, each Servicer shall take or cause to be taken all such actions as may be necessary or advisable to attempt to collect each Transferor Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy applicable to such Transferor Receivable, except where such failure to conform or comply would not be likely to materially adversely affect the rights of the Investors.

                 (c) Provided no Servicer Default shall have occurred and be continuing, each Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity, adjust the Outstanding Balance, or amend, modify or waive the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice related thereto, or otherwise modify any past-due Receivable in accordance with the Deferred Arrangement Payment Plan, all as it may determine to be appropriate to maximize Collections thereof.


                 (d) Each Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to SECTION 10.01, (i) the Master Servicer or its designee is hereby authorized and empowered to instruct the Trustee to make withdrawals and payments from the Trust Accounts, subject to the limitations set forth in
SECTION 4.02 and as otherwise set forth in this Agreement and to instruct the Trustee to take any action required or permitted under any Enhancement Agreement and (ii) each Servicer or its designee is hereby authorized and empowered (x) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements, and (y) to subcontract with or delegate to any other Person (at such Servicer's expense) for servicing, administering or collecting the Receivables, PROVIDED that the Servicers shall give each Rating Agency notice of any such subcontracting and such other Person shall not become a Servicer hereunder and the subcontracting or delegating Servicer shall remain liable for the performance of its duties and obligations as a Servicer pursuant to the terms hereof. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein. All compensation payable to a subservicer under any subservicing agreement shall be payable by the applicable Servicer from the Servicing Fee received by it or otherwise from its own funds, and none of the Trust, the Trustee or the Certificateholders shall have any obligations, duties or liabilities of any kind whatsoever under any such subservicing agreements. Upon the written request of either Servicer and receipt of an Officer's Certificate setting forth the facts underlying such request, the Trustee shall execute any documents furnished by such Servicer which are necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties hereunder and acceptable in form and substance to the

Trustee and shall furnish such Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties hereunder.

                 (e) The relationship of each Servicer (including any Successor Servicer) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor to or with the Trust and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicers are in any way vicariously attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of ARTICLE X.

                 SECTION 3.02.  SERVICING COMPENSATION; SERVICERS' EXPENSES.

                 (a) COMPENSATION. As full compensation for its servicing activities hereunder, each Servicer shall be entitled to receive a monthly servicing fee (the "SERVICING FEE") for each Collection Period (or portion thereof) from the initial Closing Date until the termination of the Amortization Period, payable in arrears on the Distribution Date with respect to such Collection Period (or portion), in an amount equal to a per annum fee of 1% (calculated on the basis of a 360-day year of twelve 30-day months) TIMES the aggregate outstanding Receivables being serviced by such Servicer as of the beginning of such Collection Period; the Servicing Fee for any Servicer other than the Originators or an Affiliate thereof may be a greater amount but not exceeding the lesser of (x) a per annum fee of 2% times the beginning monthly balance of Receivables as described above and (y) 110% of the aggregate reasonable costs and expenses incurred by such Servicer during such calendar month. The Servicing Fee shall be payable only from Collections. For any periods during which there are separate Servicers acting with respect to the Receivables originated by separate Originators, the Servicing Fee shall be allocated between such Servicers based on the respective dollar amounts of Receivables that each Originator has sold to the Transferor during the relevant Collection Period.

                 (b) EXPENSES. The Servicers' expenses include: first, the Trustee's Fee (to the extent not paid from the Carrying Cost Account, Collections or other funds on deposit in the Trust Accounts or the Transferor's Account) and second, all documented expenses and liabilities (other than any liability of the Trustee with respect to any amount payable solely out of Collections or any personal liability of the Trust to repay the Certificates) of the Trust not expressly stated herein to be for the account of the Certificateholders, including without limitation expenses related to enforcement of the Receivables and the other amounts due to the Trustee pursuant to SECTION 11.05, the reasonable fees and disbursements of independent accountants, counsel and other fees and documented expenses including but not limited to the costs of filing UCC continuation statements; provided that, in no event shall any Servicer be liable for any federal, state or local income, franchise or other tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders except as expressly provided herein. Such expenses shall be payable, FIRST, from the Servicing Fee, and, SECOND, to the extent not paid from the Servicing Fee, by the Transferor for its own account (subject to the limitations set forth below). In addition, to the extent not paid from the Servicing Fee, the Transferor shall pay for its own account, and, if the Transferor fails to do so, the Servicers will pay, all fees and expenses incurred by or on behalf of the Servicers in connection with their servicing activities hereunder (including without limitation expenses related to enforcement of the Receivables, the costs of a Service Transfer and expenses otherwise relating to a Servicer Default), and the Servicers will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee and reimbursement from the Transferor). The Transferor's and Servicers' covenant to pay the expenses and disbursements provided for in this SECTION 3.02(b) shall survive the termination of this Agreement. Any payments from the Transferor under this SECTION 3.02(b) shall be made solely from funds available to make such payments after all other allocations and/or payments to be made for the benefit of the Investors pursuant to SECTION 4.03(b) or 4.03(C), as applicable, shall have been made, and there shall be no other recourse to, and no Person shall have any Claim against, the Transferor for the payment of all or any part of any such obligations under this SECTION 3.02(b).

                 SECTION 3.03. REPRESENTATIONS AND WARRANTIES OF THE SERVICERS. Each of CEI and TE, as an initial Servicer, hereby makes, and each successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties, in the case of the initial Servicers, as of the date hereof and as of the date of the initial Transfer of Receivables and with respect to any Series as of the date of any Supplement and the related Closing Date or, in the case of any Successor Servicer, the date of such appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Closing Date, in each case unless otherwise stated in such Supplement:

                 (a) ORGANIZATION AND GOOD STANDING. Such Servicer is a corporation or national banking association duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization or incorporation and has, in all material respects, full corporate power and authority to own its properties and conduct its business including its receivables servicing business as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted under this Agreement and the Receivables Purchase Agreement, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

                 (b) DUE QUALIFICATION. Such Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Receivables in accordance with the terms of this Agreement and any Supplement requires such qualification, except where failure to so qualify or to obtain such licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement and the applicable Supplement.

                 (c) DUE AUTHORIZATION. Such Servicer's execution, delivery and performance of this Agreement and the applicable Supplement and the other agreements and instruments executed or to be executed by such Servicer as contemplated hereby have been duly authorized by all necessary corporate action on the part of such Servicer.

                 (d) ENFORCEABILITY. Each of this Agreement and the applicable Supplement constitutes a legal, valid and binding obligation of such Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws now and hereafter in effect affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                 (e) NO CONFLICT. Such Servicer's execution and delivery of this Agreement, performance of the transactions contemplated by this Agreement and the applicable Supplement, and fulfillment of the terms hereof and thereof applicable to such Servicer, do not conflict with or violate in any material respects any material Requirements of Law applicable to such Servicer, or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Servicer is a party or by which it or its properties are bound in any manner which is likely to have a material adverse effect on the Transferor's financial condition or operations or the Trust Assets or such Servicer's ability to perform its obligations hereunder, under the Receivables Purchase Agreement and each applicable Supplement.

                 (f) NO PROCEEDINGS. There are no proceedings or, to the best knowledge of such Servicer, investigations pending or threatened against it before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement and the applicable Supplement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, or (iii) seeking any determination or ruling that is likely to have a material and adverse effect on the performance by such Servicer of its obligations under this Agreement and the applicable Supplement.

                 (g) CONSENTS. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by such Servicer in connection with the execution and delivery of this Agreement and the applicable Supplement by such Servicer or the performance of its obligations hereunder and thereunder except where the failure to obtain such authorization, consent, license, order or approval is not likely to have a material adverse effect on the performance by such Servicer of its obligations under the Agreement and the applicable supplement.

                 (h) COLLECTION ACCOUNTS. The names, addresses and ABA numbers of all the Collection Account Banks, together with the account numbers of the Collection Accounts and the name of a contact person at such Collection Account Bank, are specified in Schedule I hereto as of the initial Closing Date. Also specified in Schedule I hereto are the name, address and ABA numbers of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account as of the initial Closing Date.

                 (i) PAYMENT INSTRUCTIONS. The Transferor has instructed (or has caused the Servicers to instruct) all Obligors to make all payments (either directly or indirectly through one or more banks, agents, or third-parties) on the Receivables (i) to a Servicer Collection Account, (ii) to a Transferor Collection Account or (iii) to the appropriate offices of the Servicers where the receiving employees have been instructed not to deposit such payments into any account except for a Transferor Collection Account.

                 (j) DAILY REPORTS AND DETERMINATION DATE CERTIFICATES. Each Daily Report and Determination Date Certificate delivered by such Servicer pursuant to this Agreement (and any information delivered by such Servicer to the Master Servicer for purposes of preparing such documents) shall be true and correct in all material respects as of the date such report or certificate is delivered.

                 (k) SERVICER DEFAULT. No Servicer Default with respect to such Servicer has occurred or is continuing.

                 The representations and warranties set forth in this SECTION
3.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon a discovery by the Transferor, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in SECTION 11.02(g).

                 SECTION 3.04. COVENANTS OF THE SERVICERS. Each Servicer hereby covenants that, until the termination of the Amortization Period:

                 (a) CHANGE IN ACCOUNTS. Such Servicer will not (i) terminate and substitute any Concentration Account (or make any change in its instructions to Collection Account Banks regarding payments to be made to the Concentration Account) except as required pursuant to SECTION 4.02 or any Series Account except as required pursuant to the applicable Supplement or (ii) add or terminate any institution as a Collection Account Bank from those listed in SCHEDULE I hereto, except as otherwise permitted pursuant to SECTION 4.02 or unless the Trustee shall have received written notice of such addition, termination or change and executed copies of Collection Account Notices to each new Collection Account Bank.

                 (b) COLLECTIONS. On each Business Day that such Servicer or any Affiliate thereof receives any Collections, such Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and, in the case of Collections remitted directly to such Servicer or any Affiliate by the applicable Obligor, to deposit, or cause such Affiliate to deposit, such Collections, in kind and in the form received, to the appropriate Collection Account as soon as practicable, but in no event later than the next succeeding Business Day.

                 (c) COMPLIANCE WITH CONTRACTS AND REQUIREMENTS OF LAW. Such Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Receivable and the related Contracts, will maintain in effect all qualifications required under Requirements of Law in order to service each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable, in each case except where the failure to perform such obligations or maintain such qualifications would not be substantially likely to have a material adverse effect on any Investors.

                 (d) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as permitted by SECTION 3.01(c), such Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by an Originator or the Transferor) the terms of any then existing Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by an Originator or the Transferor) any payment term or condition of any invoice related thereto if the effect of any such amendment, modification or waiver would impair the collectibility or delay the payment of any Receivable beyond 60 days from date of invoice. Such Servicer will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this
SECTION 3.04(d), each Servicer and each Originator may extend, amend, modify, cancel or rescind (and no Servicer need object to any such action by an Originator) any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of the Certificateholders.

                 (e) PROTECTION OF CERTIFICATEHOLDERS' RIGHTS. Except as authorized by this Agreement and the applicable Supplement, such Servicer will take no action which would impair the rights of Certificateholders in any Receivable or Trust Asset.

                 (f) DEPOSITS TO CONCENTRATION ACCOUNT, ANY SERIES ACCOUNT OR ANY COLLECTION ACCOUNT. Such Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Concentration Account, any Collection Account or any Series Account cash or cash proceeds other than Collections, Cure Funds or other funds constituting Trust Assets.

                 (g) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Such Servicer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the jurisdiction whose law governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Transferor shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than three Business Days after execution thereof.

                 (h) REPORTING REQUIREMENTS. Such Servicer will (or will cause the other Servicer to) furnish to the Trustee and (in the case of clauses
(i), (ii)(A) and (iv) below) to each Rating Agency:

                          (i) within one Business Day after a Responsible Officer becomes aware of the occurrence of a Servicer Default, any Early Amortization Event, the commencement of a Set-Aside Period and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, notification of such occurrence;

                     (ii) as soon as possible and in any event (A) within three Business Days after a Responsible Officer becomes aware of the occurrence of a Servicer Default, any Early Amortization Event, any Set-Aside Period, and each event which with the giving of notice of lapse of time or both, would constitute a Servicer Default or an Early Amortization Event, the statement of the chief financial officer or chief accounting officer or other Responsible Officer setting forth details of such Servicer Default or Early Amortization Event or Set-Aside Period or other event and the action which such Servicer has taken and proposes to take with respect thereto, and (B) within three Business Days after the occurrence thereof, notice of any other event, development or information which is likely to materially and adversely affect the ability of such Servicer to perform its obligations under this Agreement;

                    (iii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of such Servicer, copies of a balance sheet of the Servicer as of the end of such quarter, and the related revenue and expense statements and statements of cash flows each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by a Responsible Officer of the Servicer and prepared in accordance with generally accepted accounting principles; PROVIDED, that, so long as such Servicer (or its parent corporation) is subject to the information reporting requirements of the Securities Exchange Act of 1934, delivery of such Servicer's (or such parent corporation's) 10-Q as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (iii);

                     (iv) as soon as practicable and in any event within 120 days after the end of each fiscal year of each Servicer, a balance sheet of the Servicer as of the end of such fiscal year, and the related revenue and expense statements and statements of cash flows for such fiscal year, all of the foregoing to be certified by a Responsible Officer of the Servicer and prepared in accordance with generally accepted accounting principles; PROVIDED, that, so long as such Servicer (or its parent corporation) is subject to the information reporting requirements of the Securities Exchange Act of 1934, delivery of such Servicer's (or such parent corporation's) 10-K as filed with the Securities and Exchange

         Commission shall satisfy the requirements of this clause (iv);

                          (v) promptly, from time to time, such other information, documents, records or reports within its possession respecting the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Servicers as the Trustee may from time to time reasonably request.

                 Each Servicer shall provide to the Trustee access to the documentation regarding the Receivables serviced by it in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to such Servicer's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by such Servicer.

                 (i) FILING OF CONTINUATION STATEMENTS. Each Servicer shall prepare and file such continuation statements and any other documents reasonably requested by the Trustee or the Transferor or which may otherwise be required by law to fully preserve and protect the interest of the Trustee, Transferor or any of the Certificateholders hereunder in and to the Receivables. The Trustee shall be under no obligation whatsoever to file (or to request the filing of) such continuation statements or other documents.

                 (j) COMPLIANCE WITH AND CHANGE IN CREDIT AND COLLECTION POLICY. Each Servicer shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the applicable Credit and Collection Policy, except insofar as any failure to so comply or perform would not adversely affect the Certificateholders in any material respect. Subject to compliance with all Requirements of Law, the Transferor or the Servicers, as applicable, will not change the terms and provisions of the Credit and Collection Policy in any manner which would both impair the collectibility of any Receivable and have a material adverse effect on the Investors. The Transferor and/or the Servicers on its behalf shall give each Rating Agency prior written notice of any changes in the Credit and Collection Policy.

                 (k) CHANGE IN CORPORATE NAME. Such Servicer will not (i) (if such Servicer is also an Originator) make any change to its corporate name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names for such company's business operations unless, within 30 days after the effective date of any such name change, change in principal place of business, or use, such Servicer delivers to the

Trustee such financing statements (Forms UCC-1 and UCC-3) executed by it which the Trustee may reasonably request to reflect such name change, change in place of business or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or (ii) change its jurisdiction of incorporation unless the Trustee shall have received from such Servicer (A) written notice of such change within 30 days after the effective date thereof, and (B) on or prior to such 30th day after the effective date, an Opinion of Counsel, as to such incorporation and such Servicer's valid existence and good standing and as to the matters referred to in the first sentence of SECTION 2.04(a); PROVIDED that no such Opinion of Counsel need be given in connection with a merger of TE with and into CEI or CEI with and into TE so long as CEI or TE, as applicable, is the surviving corporation.

                 (l) RECEIVABLES PURCHASE AGREEMENT. Such Servicer will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreement, maintain the Receivables Purchase Agreement in full force and effect, enforce its rights under the Receivables Purchase Agreement in accordance with its terms, and make to any party to the Receivables Purchase Agreement, upon the Trustee's request, such reasonable demands and requests for information and reports or for action as such Servicer is entitled to make thereunder.

                 (m) APPLICATION OF RECEIVABLES. With respect to each Business Day, such Servicer shall either (i) apply all Collections received in the Collection Accounts on such day to the related Receivables balances on the records of such Servicer prior to the preparation of the Daily Report on the immediately following Business Day or (ii) subtract such unapplied Collections from the Net Receivables Balance (as contemplated by the definition thereof) to be reported in such Daily Report.

                 SECTION 3.05.  REPORTS AND RECORDS FOR THE TRUSTEE.  (a)
DAILY RECORDS. On each Business Day, the Master Servicer shall provide by telecopy to the Trustee, the Transferor and the Paying Agent, and upon request to any Enhancement Provider, a report (the "DAILY REPORT") substantially in the form of EXHIBIT B hereto (as the same may be supplemented in accordance with the terms of any Supplement) or in such similar form as may be reasonably acceptable to the Trustee, the Paying Agent, the Transferor and the Master Servicer. Such Daily Report shall set forth, among other things, (i) the Collections in respect of the Receivables processed by the Servicers on the immediately preceding Business Day, (ii) the amount of Eligible Receivables as of the close of business on the immediately preceding Business Day, (iii) the Net Receivables Balance, Base Amount and Floating Allocation Percentage at the close of business on the immediately preceding Business Day and

(iv) if the Transferor or the Master Servicer has requested the Invested Amount of any Variable Funding Certificate to be increased on the day of delivery of such report, the Net Invested Amount and Floating Allocation Percentage after giving effect to any such increases.

                 (b) DETERMINATION DATE CERTIFICATE. On or before each Determination Date with respect to each outstanding Series, the Master Servicer shall deliver by telecopy to the Trustee, the Transferor and the Paying Agent, with a copy delivered by telecopy or mail to each Rating Agency and to each Clearing Agency (or, in the case of the initial Clearing Agency, Cede & Co. as its nominee), a certificate (the "DETERMINATION DATE CERTIFICATE") substantially in the form of EXHIBIT C hereto (as the same may be supplemented in accordance with the terms of any Supplement) or in such similar form as may be reasonably acceptable to the Trustee, the Paying Agent, the Transferor and the Master Servicer. Such Determination Date Certificate shall set forth, among other things, any changes in the applicable Certificate Rate for the upcoming Interest Period, any payments to be made to Investors on the related Distribution Date, such other matters as may be required by any Supplement and (at all times prior to the Amortization Date) calculations of the Required Reserves for each Series.

                 SECTION 3.06. ANNUAL CERTIFICATE OF SERVICERS. On or before April 30 of each calendar year, beginning with April 30, 1997, the Servicers shall deliver to the Trustee, each Rating Agency and each Enhancement Provider an Officer's Certificate, executed by a Responsible Officer of each Servicer, substantially in the form of EXHIBIT D hereto. A copy of each such certificate will be sent to each Investor by the Trustee.

                 SECTION 3.07 ANNUAL SERVICING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS. (a) On or before April 30 of each calendar year, beginning with April 30, 1997, the Servicers shall cause a firm of Independent Public Accountants (who may also render other services to the Servicers or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicers, each Rating Agency and each Enhancement Provider substantially to the effect that (i) such accountants have examined certain documents and records relating to the servicing of Receivables under this Agreement, compared the information contained in the Determination Date Certificates delivered pursuant to SECTION 3.05(b) during the period covered by such report with such documents and records and that, on the basis of such examination, and describing what exceptions, if any, they detected between such documents and records and such Determination Date Certificates and (ii) such accountants have compared the mathematical calculations of certain amounts set forth in the Determination Date Certificates delivered pursuant to SECTION 3.05(b) during the period covered by such report with the Servicers' computer reports which were the source of such amounts and describing what exceptions, if any, they detected between the calculations set forth in such certificates and contained in the Servicers' computer reports which were the source of such calculations.

                 (b) As soon as practicable and in any event within 120 days after the close of each of its fiscal years commencing with the 1995 fiscal year, the Transferor shall deliver to the Trustee and each Rating Agency the annual audited consolidated financial statements of Centerior (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) certified by Independent Public Accountants and prepared in accordance with generally accepted accounting principles. Delivery of a copy of Centerior's 10-K as filed with the Securities and Exchange Commission shall satisfy the requirements of this
SECTION 3.07(b).

                 SECTION 3.08. ANNUAL INVESTORS' STATEMENT. On or before February 15 of each calendar year, beginning with February 15, 1997, the Master Servicer (so long as it as an Affiliate of Centerior and, following any Service Transfer, the Transferor) shall provide to the Paying Agent and the Paying Agent shall forward or cause to be forwarded to any Person who at any time during the preceding calendar year was an Investor, a statement prepared by the Master Servicer containing any information which is required to be provided under the Internal Revenue Code by an issuer of indebtedness to the holders thereof and such other customary information in the possession of the Transferor or the Master Servicer as is necessary to enable the Investors to prepare their federal income tax returns. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                 SECTION 3.09. TAX AND USURY TREATMENT. The Transferor has entered into this Agreement, and the Investor Certificates have been (or will be) issued to and acquired by the Investors, and the Transferor Revolving Certificate has been (or will be) issued to the Transferor, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Investor Certificates and the Transferor Revolving Certificate will be indebtedness of the Transferor secured by the Receivables. The Transferor, by entering into this Agreement, and each Certificateholder, by the acceptance of its Certificate, agree to treat the Certificates for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Transferor. In accordance with the foregoing, the Transferor agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Receivables. Furthermore the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust (except as may be required as a result of changes in law).

                 SECTION 3.10. NOTICE TO ORIGINATORS. In the event that an Originator is no longer acting as Servicer, any Successor Servicer shall deliver or make available to such Originator and the Transferor each certificate and report required to be delivered thereafter pursuant to SECTIONS 3.05(b), 3.06 and 3.07.

                 SECTION 3.11. ADJUSTMENTS. If either Servicer makes a mistake with respect to the amount of any Collection and deposits or pays an amount that is less than or more than the actual amount of such Collection, such Servicer shall, promptly upon discovery thereof, appropriately adjust the amount subsequently deposited into the Concentration Account or paid to reflect such mistake and send written notice thereof to the Trustee. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.


                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

                 SECTION 4.01. RIGHTS OF CERTIFICATEHOLDERS. (a) The Investor Certificates shall represent fractional undivided beneficial interests in the Trust (with respect to each Series, the "INVESTORS' INTEREST"), which shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investors of such Series pursuant to this Agreement and the related Supplement from funds on deposit in the Concentration Account and the Reserve Account allocable to Investors of such Series and funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively with respect to all Series, the "AGGREGATE INVESTORS' INTEREST"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor Revolving Certificate shall represent the fractional undivided beneficial interest (such interest, the "TRANSFEROR INTEREST") in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Aggregate Investors' Interest and shall evidence the right of the Transferor to receive the Transferor Percentage of Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement until the amounts allocated to the Transferor Revolving Certificate shall have been paid in full. The Transferor Interest shall not include any interest in the Concentration Account, the Reserve Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

                 (b) The Floating Allocation Percentage, which is the percentage that determines the portion of the Aggregate Investors' Interest allocable to such Series, and the Transferor Percentage, which is the percentage that determines the Transferor Interest, shall be initially computed by the Master Servicer as of the opening of business of the Master Servicer on the initial Closing Date. Thereafter until the commencement of the Amortization Period, the Floating Allocation Percentage for each Series and the Transferor Percentage, and through the recomputations thereof the Investors' Interest for each Series and the Transferor Interest, shall be automatically recomputed by the Master Servicer as of the close of business of the Master Servicer on each Business Day. Each of the Investors' Interests, the Floating Allocation Percentage, the Transferor Interest and the Transferor Percentage
(i) shall remain constant from the time as of which any such computation or recomputation is made until the times as of which the next such recomputation, if any, shall be made and (ii) as computed as of the close of business of the Master Servicer on the Business Day immediately preceding the commencement of the Amortization Period, shall remain constant at all times during the Amortization Period.

                 (c) The purchase price (the "ASSET TRANSFER PRICE") to be paid to the Transferor for the Aggregate Investors' Interest at any point in time on or prior to the Amortization Date shall equal the Floating Allocation Percentage TIMES the aggregate Outstanding Balance of the Receivables included in the Trust Assets at such time; PROVIDED that the Investors shall have no obligation to make any payments in excess of their initial Invested Amounts except (i) to the extent specified in the related Supplement and (ii) to the extent such excess payments are, pursuant to the Transferor's "Deferred Payment Right" (as defined below), paid solely out of the Aggregate Investors' Interest in the Receivables after the Aggregate Invested Amount has been reduced to zero and all other required payments with respect to the Investor Certificates, as provided in the applicable Supplements, shall have been paid. To the extent that the Asset Transfer Price exceeds the Aggregate Invested Amount, the Transferor shall be entitled to receive such excess as deferred payment (the "DEFERRED PAYMENT RIGHT") from the Investors in consideration of their acquisition of the Investors' Interest. It is expressly understood and agreed that the Deferred Payment Right shall be payable solely from the Aggregate Investors' Interest in the Trust Assets and that none of the Investors, the

Trustee nor any Enhancement Provider shall have any personal liability therefor. The Deferred Payment Right shall be initially computed by the Master Servicer as of the opening of business of the Master Servicer on the initial Closing Date and shall thereafter be automatically recomputed by the Master Servicer on each Business Day concurrently with the recomputation of the Investors' Interests under SECTION 4.01(b).

                 SECTION 4.02. ESTABLISHMENT OF COLLECTION ACCOUNTS, CONCENTRATION ACCOUNT AND OTHER TRUST ACCOUNTS. (a) On or prior to the initial Closing Date, the Master Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained with the Trustee, in the name of the Trustee on behalf of the Trust, the Concentration Account, the Reserve Account and the Carrying Cost Account described below in this SECTION 4.02 accessible by the Trustee and, subject to the limitations set forth in this SECTION 4.02, the Master Servicer, each such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Any other Trust Accounts established from time to time shall be similarly established and maintained with the Trustee or any Eligible Institution and shall also bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Concentration Account, the Reserve Account and all other Trust Accounts and in all proceeds thereof. Each Trust Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, each Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Trust Accounts for any amount owed to it by the Trustee, the Trust or any Certificateholder. Each Servicer shall (i) from time to time, instruct each Collection Account Bank at which a Servicer Collection Account is kept to transfer all Collections on deposit in such account to a Transferor Collection Account and (ii) on each Business Day, deposit, or cause to be deposited, all other Collections (including all available funds on deposit in the Transferor Collection Accounts) into a segregated Trust Account (such Trust Account, the "CONCENTRATION ACCOUNT" and the institution holding such account being the "CONCENTRATION ACCOUNT BANK"). No Servicer shall make, or cause to be made, any withdrawal of any funds on deposit in a Servicer Collection Account except for a transfer of such funds to a Transferor Collection Account. In no event shall any Servicer permit the aggregate amount of Collections on deposit at any Collection Account Bank at which a Servicer Collection Account is kept to exceed [$100,000] at any one time. In addition, on or prior to the initial Closing Date, the Concentration Account Bank shall set up (i) an administrative sub-account of the Concentration Account or a separate Trust Account (such account, the "RESERVE ACCOUNT") into which funds on deposit in the Concentration Account may be withdrawn from time to time as described in this ARTICLE IV; (ii) an administrative sub-account of the Concentration Account or a separate Trust Account (such account, the "CARRYING COST ACCOUNT" into which funds shall be set aside for the payment of Carrying Costs as described in SECTION 4.03 and (iii) to the extent required by any Supplement for any Series, an administrative sub-account of the Concentration Account or a separate Trust Account meeting the requirements described above for the benefit of the Investors of such Series (each, a "DEFEASANCE ACCOUNT") into which funds from the other Trust Accounts may be deposited as described in the related Supplement. Notwithstanding the foregoing, if and to the extent that funds that are not Collections or other Trust Assets are deposited into the Concentration Account, the Master Servicer may direct the Trustee to withdraw such funds from the Trust Accounts to be returned to the appropriate Person to whom such funds belong.

                 If, at any time, the institution holding any of the Trust Accounts ceases to be an Eligible Institution, the Servicers, upon actual knowledge thereof, for the benefit of the Certificateholders, shall within 30 Business Days (i) establish new Trust Accounts meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Trust Accounts and
(iii) in the case of any new Concentration Account, deliver to all Collection Account Banks new Collection Account Notices (with copies thereof to the Trustee) referring to such new Concentration Account, and from the date such new Concentration Account is established, it shall be the "Concentration Account." Pursuant to the authority granted to the Servicers in SECTION 3.01, the Master Servicer shall have the power to instruct the Trustee to make withdrawals and payments from the Concentration Account and the Reserve Account for the purposes of carrying out the Servicers' or the Trustee's duties specified in this Agreement.

                 Funds on deposit in any Trust Accounts on any date and which are not released to the Transferor, including funds required pursuant to the applicable Supplement to be deposited to the Transferor's Account on such date, shall at the direction of the Master Servicer be invested by the Trustee or the Eligible Institution maintaining such accounts in Eligible Investments as instructed by the Master Servicer in writing (which may be a standing instruction). All such Eligible Investments shall be held by the Trustee.
Such funds shall be invested in Eligible Investments that will mature so that such funds will be available in amounts sufficient for the Master Servicer to make each distribution required under the applicable Supplement on the Distribution Date with respect to such Collection Period or the last day of an Interest Period if such day is other than a Distribution Date. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) received on funds on deposit in the Concentration Account, to the extent such investment income is not needed to pay the Investors on such Distribution Date, shall be paid to the Transferor, except as otherwise specified in any Supplement. The Trustee is hereby authorized, unless otherwise directed by the Master Servicer, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee or its own investment department.

                 (b) On or prior to the initial Closing Date, the Servicers, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with a depositary institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank (each, a "COLLECTION BANK") segregated accounts accessible by the Trustee and the Servicers, subject to the limitations set forth in this SECTION 4.02 (each such account, a "COLLECTION ACCOUNT") to which Collections, subject to all Requirements of Law, are to be remitted. Those Collection Accounts to which Collections are to be remitted directly by Obligors by mail and into which Collections are deposited directly by the Servicers are referred to as "TRANSFEROR COLLECTION ACCOUNTS"). Those Collection Accounts into which Collections are deposited by third party collection agents are referred to as "SERVICER COLLECTION ACCOUNTS." Each Servicer Collection Account shall be maintained with a Collection Account Bank which is a member of the FDIC and each Transferor or Collection Account shall be maintained with an Eligible Institution. The Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders; PROVIDED, HOWEVER, that each Collection Account shall be accessible by the applicable Servicer for the purpose of transferring Collections to the Concentration Account in the manner set forth in SECTION 4.02(a). The name, location and account number of each current Collection Account is set forth on Schedule I attached hereto. Each Collection Account shall be maintained with documentation and instructions in form and substance satisfactory to the Trustee. Such documentation shall provide, among other things, that available amounts shall be promptly transferred to the Concentration Account or, in the case of a Servicer Collection Account, to a Transferor Collection Account, when required by the terms of this Agreement. Neither CEI nor TE nor the Transferor shall (i) change any Collection Account, or establish any additional Collection Account without, in any such case, causing any replacement Collection Account Bank to execute and deliver a Collection Account Letter as contemplated by SECTION 4.02(c) below prior to the establishment of such additional or alternative Collection Account or (ii) without the prior written consent of the Trustee, change such instructions or documentation at any time so long as the Trustee has any interest in the Receivables. Each Originator will deposit any Collections received by it directly from an Obligor into a Transferor Collection Account within one Business Day following the Business Day on which such Originator has knowledge of receipt thereof.

                 (c) Each of CEI, TE and the Transferor hereby agrees and acknowledges that (i) such Person has executed and delivered to the Trustee a letter and executed acknowledgment thereto substantially in the form of EXHIBIT E hereto, addressed to each banking institution with which such Person maintains a Collection Account (each, a "COLLECTION ACCOUNT LETTER") and (ii) each such Person shall execute and deliver a substantially similar Collection Account Letter prior to the establishment of any additional or alternative Collection Account. Each of CEI, TE and the Transferor hereby agrees, and the Trustee hereby accepts, that such letter transfers all right, title and interest in all monies, securities and instruments in each Collection Account to the Trustee. Each of CEI, TE and the Transferor agrees to execute such further documents and take such other actions as may be reasonably requested by the Trustee in order to effect such transfer.

                 SECTION 4.03. DAILY CALCULATIONS AND ALLOCATION OF COLLECTIONS. (a) CALCULATION OF CARRYING COST AMOUNT AND BASE AMOUNT. On or prior to _________ (New York City time) on each Business Day prior to the Amortization Date, the Master Servicer shall deliver the Daily Report to the Trustee and the Paying Agent as contemplated by SECTION 3.05(a). No increases shall be made to the Invested Amount of any Variable Funding Certificate if, as a result thereof (and after giving effect to the application of funds therefrom), the resulting Net Invested Amount as reflected in such Daily Report would be greater than the Base Amount.

                 (b) DAILY ALLOCATION OF FUNDS IN THE CONCENTRATION ACCOUNT, CARRYING COST ACCOUNT AND RESERVE ACCOUNT PRIOR TO THE AMORTIZATION DATE. On each Business Day prior to the Amortization Date, the Master Servicer shall instruct the Trustee in the applicable Daily Report to, and the Trustee shall, allocate all Collections and other funds then on deposit in the Trust Accounts (other than funds which are required to be returned pursuant to SECTION 4.02(a) or are required by the terms of any Supplement to be dealt with in some other manner) to the following items, in the following order of priority:

                 FIRST, to the extent that the funds in the Carrying Cost Account are less than the Carrying Cost Amount, funds shall be transferred from the Concentration Account to the Carrying Cost Account up to the amount of such deficiency. Funds which are on deposit in the Carrying Cost Account shall be withdrawn solely for the purpose of paying the applicable Carrying Costs and any other fees and expenses included in the calculation of the Carrying Cost Amount. If, on any day, the amount of Collections on deposit in the Carrying Cost Account exceeds the Carrying Cost Amount, then funds on deposit in the Carrying Cost Account up to the amount of such excess shall, if so requested by the Master Servicer in the Daily Report, be transferred to the Reserve Account and/or the Concentration Account for distribution in accordance with the remaining provisions of this
         SECTION 4.03(b).

                 SECOND, if a Set-Aside Period has occurred and is continuing, funds on deposit in the Concentration Account shall be transferred into the Reserve Account until the Net Invested Amount is less than or equal to the Base Amount. If the Base Amount is greater than the Net Invested Amount and funds are on deposit in the Reserve Account, then funds on deposit in the Reserve Account up to the amount of such excess shall, if so requested by the Master Servicer in the Daily Report, be transferred to the Concentration Account for distribution in accordance with the remaining provisions of this
         SECTION 4.03(b).

                 THIRD, if the Base Amount is greater than or equal to the Net Invested Amount, funds on deposit in the Reserve Account shall, if requested by the Master Servicer in the Daily Report and permitted by the Supplement relating to any Investor Certificates, or if otherwise required under any Supplement relating to any Investor Certificates, be withdrawn to reduce the Invested Amount of any such Investor Certificates in the order of priority described below and in accordance with the terms of the applicable Supplements;

                 FOURTH, to the extent the Master Servicer has so requested in the Daily Report if permitted by the Supplement relating to any Investor Certificates or to the extent otherwise required under the Supplement relating to any Investor Certificates, any funds on deposit in the Concentration Account shall be withdrawn to reduce the Invested Amount of any such Investor Certificates (or to deposit such amounts in any Defeasance Account for the purpose of making such reduction) in the order of priority described below and in accordance with the terms of the applicable Supplements;

                 FIFTH, to the extent required by this Agreement or any Supplement, funds on deposit in the Concentration Account shall be deposited to the Trustee's own account, any Defeasance Account or any other Series Account for the payment of any fees, costs, expenses or other obligations (including prepayment premiums, if applicable) owed to the Trustee and/or the Investors which are not payable from funds in the Carrying Cost Account;

                 SIXTH, any remaining funds on deposit in the Concentration Account shall be deposited into the Transferor's Account to be applied towards the purchase of new Receivables, towards the payment of ordinary costs and expenses of the Transferor and towards the payments of any other amounts specified or permitted under the Receivables Purchase Agreement or this Agreement; PROVIDED that, if the Transferor so directs, amounts owed to the Originators under this clause SIXTH may be paid directly to the Originators.

                 If, on any day prior to the Amortization Date, funds are to be distributed under CLAUSES THIRD or FOURTH above to the Investors of more than one Series, such funds shall be distributed among such Investors in the following order of priority: first to all such Investors whose Certificates constitute a Senior Class ratably in accordance with their Class Allocation Percentages until the amount of the required or requested payments to be distributed to such Investors has been paid in full, and second to all such Investors whose Certificates constitute a Subordinated Class in accordance with their Class Allocation Percentages until the amount of such required or requested payments to be distributed to such Investors has been paid in full. If, on any day prior to the Amortization Date, the funds to be distributed under CLAUSE FIFTH are less than the fees, costs, expenses and other obligations to be paid pursuant to such CLAUSE, such funds shall be allocated PRO RATA for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons.

                  Funds on deposit in the Carrying Cost Account shall be distributed in the following order of priority: FIRST, to the Trustee for payment of the Trustee's Fee; SECOND, to the payment of the Servicing Fee to the extent owed to a Successor Servicer which is not an Affiliate of the Originators or of Centerior; THIRD, to the payment of accrued and unpaid Yield on all Investor Certificates constituting a Senior Class; FOURTH, to the payment of accrued and unpaid Yield on all Investor Certificates constituting a Subordinated Class; FIFTH, to the payment of any other costs, fees, expenses or other obligations included in the calculation of the Carrying Cost Amount and SIXTH, to the payment of the Servicing Fee to the extent owed to CEI, TE or any Affiliate of either of them. If, on any day prior to the Amortization Date, the funds available for distribution from the Carrying Cost Account under any of the immediately preceding CLAUSES FIRST through SIXTH above are less than the amount of costs, fees, expenses or other obligations to be paid pursuant to any such clause, then, in any such case, such available funds shall be allocated by the Master Servicer PRO RATA for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons and all obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

                 All Collections and other funds distributed for the benefit of Investors of any Series pursuant to this SECTION 4.03(b) will be deposited and distributed as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement or as provided in the first paragraph of SECTION 4.03(c)(i), be available to the Investors of any other Series. Allocations among the Series or to any Enhancement Agreement and among the Classes in any Series or to any Enhancement Provider shall be set forth in the related Supplement or Supplements.

                 All obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

                 (c) ALLOCATION OF FUNDS IN THE TRUST ACCOUNTS DURING THE AMORTIZATION PERIOD. (i) On the Amortization Date, the outstanding principal amount of the Variable Funding Certificate shall no longer be subject to increase and the Floating Allocation Percentage shall, in accordance with the terms of SECTION 4.01(b), become fixed as computed as of the close of business on the Business Day immediately preceding the Amortization Date, and all funds on deposit in the Carrying Cost Account, the Reserve Account and any Defeasance Account shall be reallocated to the Concentration Account for distribution in accordance with the remaining provisions of this SECTION 4.03(c).

                 (ii) On the Amortization Date and on each Business Day thereafter during the Amortization Period, the Master Servicer shall direct the Trustee in the Daily Report to, and the Trustee shall, allocate all Collections and other funds received or held in the Concentration Account (other than any such funds which are required to be returned pursuant to SECTION 4.02(a) or are required by the terms of any Supplement to be dealt with in some other manner), based on the Floating Allocation Percentage for the Amortization Period either as funds allocable to the Investors' Interest or funds allocable to the Transferor Interest. The Trustee shall:

                 (a) set aside and hold in trust in the Concentration Account, for the benefit of the Investors, all Collections held in the Carrying Cost Account, the Reserve Account and/or any Defeasance Account as of the close of business on the Business Day immediately preceding the Amortization Date, and all other Collections allocable to the Investors' Interest;

                 (b) set aside and hold in trust in the Concentration Account, for the benefit of the Investors and out of the Collections allocable to the Transferor Interest, all fees, costs and expenses (other than Yield, Servicing Fee or the Trustee's Fee) which have been identified to the satisfaction of the Trustee as amounts due and owing to the Trustee, the Investors, and/or any Successor Servicer; and

                 (c) deposit to the Transferor's Account all remaining Collections allocable to the Transferor Interest.

                 (iii) Collections and other funds set aside and held for the benefit of the Investors shall be allocated to the Investors in the following order of priority:

                 FIRST, to be distributed for payment of accrued Carrying Costs in the same order of priority described for the payment thereof in
         SECTION 4.03(b);

                 SECOND, to be distributed to Investors to reduce the Invested Amount of all Investor Certificates in the following order of priority: FIRST, to those Investors holding Certificates which constitute a Senior Class ratably in accordance with their Class Allocation Percentages (as calculated on the Amortization Date) until the Invested Amounts of such Certificates have been reduced to zero, and SECOND to all such Investors whose Certificates constitute a Subordinated Class in accordance with their Class Allocation Percentages (as calculated on the Amortization Date) until the Invested Amounts of such Certificates have been reduced to zero; and

                 THIRD, to be deposited to the Trustee's own account or any Series Account or otherwise paid to any Successor Servicer for the payment of any accrued and unpaid fees, costs, expenses or other obligations (including prepayment premiums, if applicable) owed to such Persons under this Agreement or any Supplement.

                 Notwithstanding the foregoing, to the extent set forth in any Supplement, Collections which are identified as having been received in respect of Receivables which are not Eligible Receivables or which are otherwise not included in the calculation of the Net Receivables Balance may be distributed first to the Investors of any Series which elected to give value to the Transferor on account of such Receivables before being distributed to the Investors of any other Series.

                 (iv) If, on any Business Day during the Amortization Period, the amount of funds on deposit in the Concentration Account and available for allocation under any of CLAUSES FIRST or THIRD above is less than the amount of the obligations described in such CLAUSE, then the available Collections shall be allocated by the Master Servicer PRO RATA for distribution to the Persons to whom such amounts are owed according to the respective amounts of such obligations held by such Persons; PROVIDED, however, that any such amounts to be distributed to Investors shall be distributed (1) to the holders of such obligations relating to any Senior Class until the same have been paid in full and (2) thereafter to the holders of such obligations relating to any Subordinated Class until the same have been paid in full. The allocation among holders within each such Class shall be made PRO RATA according to the respective amounts of such obligations held by them. All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

                 After the payment in full of all amounts described above in priority categories FIRST through THIRD, all remaining funds received or held in the Concentration Account and/or any of the other Trust Accounts and allocable to the Investors' Interest shall be remitted to the Transferor in consideration of the Deferred Payment Right.

                 Collections and other funds distributed for the benefit of Investors of any Series pursuant to this SECTION 4.03(c) will be deposited and distributed as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investors of any other Series. Allocations among the Series or to any Enhancement Agreement and among the Classes in any Series or to any Enhancement Provider shall be set forth in the related Supplement or Supplements.


                                   ARTICLE V

                     DISTRIBUTIONS AND REPORTS TO INVESTORS

                 Distributions shall be made to, and reports shall be provided to, Investors as set forth in SECTION 3.08 hereof and in the applicable Supplement.


                                   ARTICLE VI

                                THE CERTIFICATES

                 SECTION 6.01. THE CERTIFICATES. The Investor Certificates of any Series or Class shall be issued in the form contemplated by the applicable Supplement and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in SECTION 6.02. Except to the extent otherwise provided in an applicable Supplement, the Investor Certificates shall be issued in minimum denominations of [$250,000] and in integral multiples of [$1,000] in excess thereof (except that one Certificate may be issued in a denomination that includes any residual amount); provided, however, that if such Investor Certificates are issued in Book-Entry Form, the Trustee shall have no liability to any Person for the issuance of such Certificates in a denomination not permitted by this Section 6.01. The Investor Certificates shall be issued upon initial issuance as one or more Investor Certificates in an aggregate original principal amount equal to the Initial Invested Amount or, in the case of any Variable Funding Certificate, in its applicable Stated Amount. The Transferor Revolving Certificate shall be a single certificate, substantially in the form of EXHIBIT A hereto, and shall represent the Transferor Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by the President, any Vice President, the Chief Financial Officer, the Chief Administrative and Credit Officer, Treasurer or the Secretary of the Transferor, or by any other officer or assistant officer duly authorized to execute such Certificate on behalf of the Transferor. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement or the applicable Supplement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                 SECTION 6.02. AUTHENTICATION OF CERTIFICATES. The Trustee shall authenticate and deliver the Investor Certificates of each Series to, and upon the written order of, the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Revolving Certificate to the Transferor simultaneously with its delivery of the first Series of Investor Certificates to be issued hereunder. The Certificates of any Series or Class shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) in the case of the Investor Certificates, the Initial Invested Amount or Stated Amount, as applicable, of such Series or Class, and, in the case of the Transferor Revolving Certificate, in an indefinite denomination equal to the Transferor Interest from time to time.

                 SECTION 6.03. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee shall cause to be kept at its corporate trust operations office in New York City, New York, such office or agency to be maintained in accordance with the provisions of SECTION 11.16 a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "TRANSFER AGENT AND REGISTRAR") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, together with any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicers, and any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise. The provisions of SECTIONS 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Transfer Agent and Registrar, for so long as the Trustee shall act as Transfer Agent and Registrar.

                 The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' (60 days' during an Amortization

Period) written notice to the Transferor and the Servicer. Upon receiving such notice of resignation, the Servicers shall appoint a successor Transfer Agent and Registrar reasonably acceptable to the Transferor. If no successor Transfer Agent and Registrar shall have been appointed and have accepted appointment within 30 days (60 days during an Amortizaton Period) after the giving of such notice of resgination, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Transfer Agent and Registrar; PROVIDED, HOWEVER, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until a successor Transfer Agent and Registrar has been appointed in accordance with this paragraph, and such successor has assumed its duties under this Agreement.

                 It is intended that the registration of Certificates which is described in this SECTION 6.03 comply with the registration requirements contained in Section 163 of the Internal Revenue Code.

                 Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates (of the same Series and Class) in authorized denominations of like aggregate Undivided Fractional Interests in the Aggregate Investors' Interest.

                 Except as otherwise expressly provided in the Supplement relating to any Series or Class of Investor Certificates and subject to SECTION 6.11, Investor Certificates may, at the option of an Investor, be exchanged for other Investor Certificates (of the same Series and Class) of authorized denominations of like aggregate Undivided Fractional Interests in the Investors' Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Investor making the exchange is entitled to receive.

                 Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. Each Holder must satisfy the transfer restrictions set forth in the applicable Certificates.

                 Each Investor Certificate shall be registered at all times as herein provided, and any transfer or exchange of such Investor Certificate will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Distribution Date shall be made to Holders of record on the immediately preceding Record Date.

                 No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                 All Investor Certificates surrendered for registration of transfer or exchange, or for payment, shall be canceled and disposed of in a manner reasonably satisfactory to the Trustee.

                 (b) The Transfer Agent and Registrar will maintain at its expense, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange which office, so long as the Trustee acts as Transfer Agent and Registrar, shall be the Corporate Trust Office designated in Section 11.16.

                 SECTION 6.04. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Transferor such indemnity (provided, that a letter of indemnity from an insurance company or an institutional investor in either case of investment grade credit rating shall satisfy such requirement) as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and (in the case of any new Investor Certificate) Undivided Fractional Interest. In connection with the issuance of any new Certificate under this SECTION 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issue pursuant to this
SECTION 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 SECTION 6.05. PERSONS DEEMED OWNERS. At all times prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Certificate is registered as the owner of such Certificate as of the most recent Record Date for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Trustee, the Paying

Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Undivided Fractional Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicers or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, a Servicer or an Affiliate thereof.

                 SECTION 6.06. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Investors, the Servicers and the Trustee pursuant to the applicable Supplement and shall report the amounts of such distributions to the Trustee. The Trustee shall make available to the Paying Agent funds from the applicable Trust Account on the day on which they are to be distributed pursuant to the applicable Supplement. The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicers. In the event that the Trustee shall no longer be the Paying Agent, the Servicers shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Servicers shall cause such successor Paying Agent to execute and deliver to the Trustee an instrument in which such successor Paying Agent shall agree with the Trustee that, as Paying Agent, such successor Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders, the Servicers or the Trustee in trust for the benefit of the Certificateholders entitled thereto, the Servicers or the Trustee, respectively, until such sums shall be paid to such Certificateholders, the Servicers or the Trustee, respectively. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of SECTIONS 11.01, 11.02, 11.03 and
11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

                 SECTION 6.07. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee will, within five Business Days after receipt by the Trustee of a written request therefor from the Servicers, the Transferor, or the Paying Agent, respectively, furnish (or cause the Transfer Agent to furnish) a list of the names and addresses of the Certificateholders. Upon written request of any Investor or group of Investors holding Investor Certificates evidencing not less than 10% of the Invested Amount of any Series, the Trustee will (or will cause the Transfer Agent and Registrar to) afford such Investors access during normal business hours to the current list of Investors of such Series.

                 Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Trustee, the Transfer Agent and Registrar, the Transferor, any Servicer, any Originator, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

                 SECTION 6.08. AUTHENTICATING AGENT. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicers.

                 (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

                 (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

                 (d) The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this
SECTION 6.08.

                 (e)      The provisions of SECTIONS 11.01, 11.02, 11.03 and
11.05 shall be applicable to any authenticating agent.

                 (f) Pursuant to an appointment made under this SECTION 6.08, the Certificates may have endorsed thereon, in lieu of or in addition to the Trustee's certification of authentication, an alternate certificate of authentication in substantially the following form:

                 This is one of the Certificates described in the Pooling and Servicing Agreement.


________________________________


________________________________
as Authenticating Agent
  for the Trustee


By:_____________________________
   Authorized Officer


                 SECTION 6.09. NEW ISSUANCES. (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement and except that any Enhancement with respect to a particular Series or Class shall not be available for any other Series or Class unless so provided in the applicable Supplement.

                 (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                 (i) on or before the fifth Business Day immediately preceding the applicable Closing Date (or such later date preceding the Closing Date as shall be acceptable to the Trustee, each Rating Agency and any Enhancement Provider), the Transferor shall have given the Trustee, the Servicers, each Rating Agency and any Enhancement Provider written notice of such issuance and such Closing Date;

                 (ii) the Transferor shall have delivered to the Trustee the related Supplement in a form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

                 (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each party hereto other than the Trustee;

                 (iv) each Rating Agency shall have notified the Transferor, the Servicers, the Trustee and any Enhancement Provider in writing that the issuance of such new Series of Investor Certificates will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency;

                 (v) such issuance will not result in the occurrence of an Early Amortization Event and the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate, dated the applicable Closing Date (upon which the Trustee may conclusively rely), to the effect that the Transferor reasonably believes that such issuance will not in and of itself result in the occurrence of an Early Amortization Event and is not reasonably in and of itself expected to result in the occurrence of an Early Amortization Event;

                 (vi) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Opinion of Counsel to the effect that the issuance of the Investor Certificates of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series of Investor Certificates not registered under the Act be so registered (unless the Transferor has elected, in its sole discretion, to register such Certificates), (B) will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

                 (vii) the Transferor shall have delivered to the Trustee a Tax Opinion, dated the applicable Closing Date, with respect to such issuance;

                 (viii) such issuance will not cause the Floating Allocation Percentage (after giving effect to such new issuance and the deposit of any proceeds into the Reserve Account) to exceed 100%;

                 (ix) if such issuance is in exchange for any outstanding Investor Certificates, the Transferor shall have delivered to the Trustee the Investor Certificates to be canceled in connection with such exchange;

                 (x) if such Supplement allocates to any Investor Certificate a Ratable Principal Amount in excess of its Invested Amount, the Servicers shall have delivered to the Trustee an Officer's Certificate stating that such allocation will not dilute the benefit of the Required Reserves to which any pre-existing Series is entitled prior to the effectiveness of such Supplement; and

                 (xi) the Transferor shall have delivered to the Trustee an Officer's Certificate that the foregoing conditions have been satisfied.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Transferor shall execute and deliver the Investor Certificates of such Series for authentication and redelivery to or upon the order of the Transferor. Notwithstanding the provisions of this SECTION 6.09(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Agreement and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which adversely affects the Trustee's own rights, duties or immunities under this Agreement.

                 (c) Except in the case of an exchange of Investor Certificates, each new Issuance of Investor Certificates hereunder shall result in a simultaneous reduction of the Transferor Interest.

                 SECTION 6.10.    CHANGES IN VARIABLE FUNDING CERTIFICATES.
The Invested Amount of any Variable Funding Certificate shall at no time exceed the Stated Amount then applicable to such Certificate. The Stated Amount and the Invested Amount of any Variable Funding Certificates may be increased or decreased from time to time, subject to any terms set forth in the applicable Supplement and the allocation of Collections set forth in ARTICLE IV hereof, PROVIDED that the Invested Amount of any Variable Funding Certificates may not be increased in any manner which would cause the Net Invested Amount to exceed the Base Amount as in effect prior to such increase.

                 SECTION 6.11. BOOK-ENTRY CERTIFICATES. If the Transferor shall establish pursuant to any Supplement that the Certificates to be issued thereunder are to be issued in Book-Entry Form, then the Transferor shall, in accordance with the other provisions of this Agreement, execute and the Trustee shall authenticate and deliver one or more Global Certificates, evidencing the Certificates of such Series which (i) shall be in an aggregate Invested Amount equal to the Initial Invested Amount of such Series, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depositary Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Trustee to such Clearing Agency or such nominee pursuant to such Clearing Agency's or such nominee's instructions, and (iv) shall bear a legend substantially to the following effect: "Transfers of this Global Certificate shall be limited to transfers in whole, but not in part, to the Clearing Agency or a nominee of the Clearing Agency or to a successor thereof or such successor's nominee and transfers of portions of this Global Certificate shall be limited to transfers made in accordance with the restrictions set forth in the Pooling and Servicing Agreement pursuant to which these Certificates were issued."

                 Each Clearing Agency designated pursuant to this SECTION 6.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

                 No Holder of any Investor Certificates issued in Book-Entry Form shall receive a Definitive Certificate representing such Holder's Undivided Fractional Interest except as provided in SECTION 6.13 or in the applicable Supplement relating to such Certificates. Unless (and until) certificated, fully registered Certificates of any Series (the "DEFINITIVE CERTIFICATES") have been issued to the Investors of such Series pursuant to
SECTION 6.13 or pursuant to any applicable Supplement relating thereto:

                 (a) the provisions of this SECTION 6.11 shall be in full force and effect;

                 (b) the Transferor, each Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates of such Series) as the authorized representatives of the Investors of such Series;

                 (c) to the extent that the provisions of this SECTION 6.11 conflict with any other provisions of this Agreement, the provisions of this SECTION 6.11 shall control; and

                 (d) the rights of Investors of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Investors and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to SECTION 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Certificates to such Clearing Agency Participants.

                 SECTION 6.12. NOTICES TO CLEARING AGENCY. Unless and until Definitive Certificates shall have been issued to Investors of such Series pursuant to SECTION 6.11 or the applicable Supplement relating to such Investor Certificates, whenever notice, payment, or other communication to the holders of Book-Entry Certificates of any Series is required under this Agreement, the Trustee, the Servicers and the Paying Agent shall give all such notices and communications specified herein to be given to Investors of such Series to the Clearing Agency.

                 SECTION 6.13. DEFINITIVE CERTIFICATES. If (i)(A) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (B) the Transferor is unable to locate a qualified successor Clearing Agency, (ii) the Transferor, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Servicer Default, a Majority in Interest of the Investors of any Series of Investor Certificates maintained as Book-Entry Certificates advise the Trustee and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Investors of such Series, the Trustee shall notify the Clearing Agency and all such Investors of such Series of the occurrence of any such event and of the availability of Definitive Certificates of such Series to the Investors of such Series requesting the same. Upon surrender to the Trustee of the Global Certificates of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive Certificates of such Series. None of the Transferor, the Transfer Agent and Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as the Investors hereunder.

                 SECTION 6.14. TEMPORARY CERTIFICATES. Pending the preparation of Definitive Certificates of any Series to be issued in accordance with SECTION 6.13, the Transferor may execute and, in accordance with the terms of SECTION 6.02, the Trustee shall authenticate and deliver, temporary Investor Certificates for such Series which are printed, lithographed, typewritten or otherwise produced and are in any authorized denomination and substantially in the forms of the Definitive Certificates of such Series, but with such omissions, insertions and variations as may be appropriate for temporary Investor Certificates, all as may be determined by the Transferor as evidenced by the execution thereof by the authorized officers of the Transferor. Temporary Investor Certificates may contain such references to any provisions of this Agreement as may be appropriate. Every temporary Investor Certificate of any Series shall be executed by the Transferor and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Certificates of such Series. If temporary Investor Certificates are issued, the Transferor, without unreasonable delay, shall cause Definitive Certificates to be executed and delivered to the Trustee for authentication; and thereupon the temporary Certificates of such Series shall be exchangeable for Definitive Certificates without charge at each office or agency to be maintained for such purpose in accordance with SECTION 6.03. The Trustee shall authenticate and deliver in exchange for temporary Certificates of such Series so surrendered Definitive Certificates of equal tenor and denomination. Until so exchanged, the temporary Certificates of any Series shall be entitled to the same benefits under this Agreement as the Definitive Certificates of such Series.

                 SECTION 6.15. CUSIP NUMBER. The Transferor in issuing any Investor Certificates or Series of Certificates may use a "CUSIP" number and, if so used, the Trustee shall use the CUSIP number in any notices to the Investors thereof as a convenience to such Investors; PROVIDED, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Investor Certificates and that reliance may be placed only on the other identification numbers printed on the Investor Certificates. The Transferor shall promptly notify the Trustee of any change in the CUSIP number with respect to any Investor Certificate.

                 SECTION 6.16. LETTER OF REPRESENTATIONS. Notwithstanding anything to the contrary in this Agreement or any Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

                                  ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

                 SECTION 7.01. OBLIGATIONS NOT ASSIGNABLE. The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder.

                 SECTION 7.02. LIMITATIONS ON LIABILITY. None of the directors, officers, shareholders, employees or agents of the Transferor, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct or bad faith, in the performance by such Person of such Person's duties or the reckless disregard by such Person of any of his, her or its obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor or any Affiliate thereof) respecting any matters arising hereunder.

                 SECTION 7.03. INDEMNIFICATION OF THE TRUSTEE, THE TRUST AND THE INVESTORS. Without limiting any other rights which the Trustee, the Trust or any Investor (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (except to the extent that such claims, losses and liabilities arise from any action by such Indemnified Party) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement, the activities of the Trust or the Trustee in connection herewith, the Transferor's use of proceeds of Transfers of Receivables or reinvestments of Collections, the interest conveyed hereunder in Trust Assets, or in respect of any Receivable or the Receivables Purchase Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (b) recourse for uncollectible Receivables, (c) indemnification for lost profits or for consequential, special or punitive damages or (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or (except as otherwise provided in any Supplement) any withholding taxes, in each case to the extent such Indemnified Amounts are incurred by such Indemnified Party arising out of or as a result of this

Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Receivable or any Contract or the Receivables Purchase Agreement. Without limiting or being limited by the foregoing (other than clauses (a), (b), (c) and (d)) the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                 (i) reliance on any representation or warranty or statement made or deemed made by the Transferor under or in connection with this Agreement or the Receivables Purchase Agreement which shall have been incorrect in any material respect when made;

                 (ii) the failure by the Transferor to comply with this Agreement or the Receivables Purchase Agreement, or the failure by the Transferor to comply with any applicable Requirement of Law with respect to any Receivable or the related Contract or invoice or the Receivables Purchase Agreement, or the nonconformity of any Receivable or the related Contract or invoice or the Receivables Purchases Agreement with any Requirement of Law;

                 (iii) the failure to vest and maintain vested in the Transferor a first priority perfected ownership interest in the Receivables and the Related Security therefor as against the Originators and the failure to vest and maintain vested in the Trustee, for the benefit of the Investors, an undivided fractional beneficial interest or perfected security interest to the extent of the Investors' respective Undivided Fractional Interests, in the Receivables and the other Trust Assets, free and clear of any Lien;

                 (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable or any other Trust Asset, whether at the time of Transfer thereof or reinvestment of the proceeds thereof or at any subsequent time;

                 (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or other defense relating to such Obligor's inability to pay) of any Obligor to the payment of any Receivable;

                 (vi) any investigation, litigation or proceeding related to this Agreement or the Receivables Purchase Agreement or the Trust or the use of proceeds of Transfers of Receivables or reinvestments of proceeds thereof or the ownership of Trust Assets or in respect of any Receivable or invoice, other than any litigation or proceeding between the Transferor or any

         Affiliate thereof, on the one hand, and the Trustee or any Investor or any Affiliate thereof, on the other hand, in which the Transferor or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;

                 (vii) any products liability claim, personal injury or property damage suit or other similar claim or action arising out of or in connection with the services that are the subject of any Receivable or any Related Security;

                 (viii) any failure by the Transferor or any Originator to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Receivable;

                 (ix) the failure of the Transferor or any Originator to remit Collections as required under this Agreement or the commingling of Collections of Receivables at any time with other funds prior to distribution under the applicable Supplement; or

                 (x) any tax (other than any taxes excluded by reason of clause (d) in the first paragraph of this SECTION 7.03) imposed by reason of ownership of the Receivables or other Trust Assets by the Trustee.

                 In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this SECTION
7.03 the Indemnified Party shall promptly notify the Transferor in writing and the Transferor, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Transferor may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Transferor and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Transferor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicts of interests between them. It is understood that the Transferor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Transferor shall not be liable to any Indemnified Party until or unless such Indemnified Party promptly notifies the Transferor in writing of its request for indemnification.

                 Indemnification pursuant to this SECTION 7.03 shall only be payable from Collections and other funds in the Trust Accounts remaining after all other obligations payable under CLAUSE FOURTH of SECTION 4.03(b) or CLAUSE THIRD of SECTION 4.03(c)(iii) have been paid, as applicable, or from other assets of the Transferor, and there shall be no recourse to, and no Person shall have any Claim against, the Transferor for payment of all or any part of any such indemnification to the extent that such Collections and other funds are insufficient to pay the applicable Indemnified Amounts. In addition, any indemnification payable under clause (vii), (viii), (ix) or (x) of this SECTION
7.03 shall be payable only to the extent that the Transferor has received payment from the Originators under the equivalent indemnification provision of the Receivables Purchase Agreement and there shall be no recourse to, and no Person shall have any Claim against, the Transferor for payment of any all or any part of any such indemnification to the extent that the amounts so received are insufficient to pay the applicable Indemnified Amounts arising under such clauses. The agreement contained in this SECTION 7.03 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts otherwise payable hereunder.

                                  ARTICLE VIII

                    OTHER MATTERS RELATING TO THE SERVICERS

                 SECTION 8.01. LIABILITY OF THE SERVICERS. Each Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by such Servicer in its capacity as Servicer.

                 SECTION 8.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICERS. Except for a merger or consolidation of TE with and into CEI or CEI with and into TE in which CEI or TE, as applicable, is the surviving corporation, no Servicer shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                 (a) (i) the Person formed by such consolidation or into which such Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of such Servicer substantially as an entirety shall be, if such Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and such successor corporation shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of such Servicer hereunder; (ii) the applicable Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of

Counsel stating that such consolidation, merger, conveyance or transfer complies with this SECTION 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iii) the Rating Agency Condition shall have been satisfied with respect thereto; and

                 (b) if such Servicer is an Originator, all conditions for such merger or consolidation or conveyance or transfer, as the case may be, contained in the Receivables Purchase Agreement shall be satisfied; and

                 (c) the corporation formed by such consolidation or into which such Servicer is merged or which acquires by conveyance or transfer the properties and assets of the applicable Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Receivables, as evidenced by an officer's certificate of such Servicer, except to the extent the failure to have any such license would not have a material adverse effect on its ability to perform the obligations of a Servicer hereunder.

                 SECTION 8.03. LIMITATIONS ON LIABILITY. None of the directors, officers, shareholders, employees or agents of any Servicer, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Servicers, this Agreement and the obligations created hereunder are solely the corporate obligations of the Servicers; PROVIDED, HOWEVER, that this provision shall not protect any Servicer or any such other Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, gross negligence or the reckless disregard by such Person of any of his, her or its obligations and duties. Each Servicer and any director or officer or employee or agent of a Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Servicer or any Affiliate thereof) respecting any matters arising hereunder. No Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any material expense or liability.

                 SECTION 8.04. SERVICER INDEMNIFICATION. Each Servicer shall indemnify and hold harmless each Indemnified Party from and against Indemnified Amounts suffered or sustained by reason of any breach by such Servicer of its representations and warranties or obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from (i) willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (ii) recourse for uncollectible Receivables, (iii) lost profits or for consequential, special or punitive damages or (iv) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or (except as otherwise provided in any Supplement) any withholding taxes, in each case to the extent such Indemnified Amounts are incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Receivable or any Contract or the Receivables Purchase Agreement. Indemnification pursuant to this SECTION 8.04 shall not be payable from the Trust Assets. The agreement contained in this SECTION 8.04 shall survive the collection of all Receivables, the termination of the Trust and the payment of all amounts otherwise due hereunder.

                 In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this SECTION 8.04, the Indemnified Party shall promptly notify the applicable Servicer in writing and such Servicer, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of suchIndemnified Party unless (i) the applicable Servicer and the Indemnified Party shall have mutually agreed to the retention of such counselor (ii) the named parties to any such proceeding (including any impleaded parties) include both such Servicer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Servicer shall, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that no Servicer shall be liable to any Indemnified Party unless such Indemnified Party promptly notifies such Servicer in writing of its request for indemnification.


                 SECTION 8.05. THE SERVICERS NOT TO RESIGN. No Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of such Servicer shall be evidenced by an Opinion of Counsel with respect to clause (i) above, delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the resigning Servicer in accordance with
SECTION 10.02 hereof. If within 60 days of the date of the determination that the resigning Servicer may no longer act as Servicer hereunder for any reason and the Trustee has not appointed a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                 SECTION 8.06. EXAMINATION OF RECORDS. Each Servicer shall indicate in its computer records that the Receivables and other Trust Assets have been Transferred to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. Each Servicer (and the Transferor) shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its records to determine that such receivable is not a Transferor Receivable.


                                   ARTICLE IX

                           EARLY AMORTIZATION EVENTS

                 SECTION 9.01. EARLY AMORTIZATION EVENTS. If any one of the following events shall occur:

                 (a) any failure by the Transferor, either Originator or any Servicer to make any payment, transfer or deposit required to be paid by it under the terms of this Agreement, or the Receivables Purchase Agreement, on or before the date occurring (i) in the case of any payment of Yield, five Business Days after the date such payment is required to be made hereunder and
(ii) in the case of any other payment, transfer or deposit, within seven Business Days after the date such payment, transfer or deposit is required to be made hereunder or thereunder;

                 (b) any failure by the Transferor, either Originator or any Servicer to observe or perform in any material respect any other covenant or agreement to be performed by it under this Agreement, or the Receivables Purchase Agreement, which failure has a material adverse effect on the interests of the Investors of any Series and which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, each Originator or Servicer, as applicable, by the Trustee or any Enhancement Provider, or to the Transferor, each Originator or

Servicer, as applicable, and the Trustee by the Majority Investors or by a Majority in Interest of any Series; or

                 (c) (i) any representation, warranty or certification made by the Transferor, an Originator or a Servicer under or in connection with this Agreement, or the Receivables Purchase Agreement, or in any certificate or information delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 30 days (or, with respect to any representation, warranty or certification made by the Transferor in SECTION 2.03(g) hereof, shall prove to have been incorrect in any material respect when made and which continue to be incorrect in any material respect for a period for 5 days, or, with respect to any representations and warranties made under SECTION 2.04, such longer period as may be agreed to by the Trustee and the Majority in Interest of any Series that is materially and adversely affected by such incorrectness) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or to the Transferor and the Trustee by an Investor and (ii) as a result of such incorrectness the interests of the Investors of any Series are materially and adversely affected; or

                 (d) any other default by the Transferor, an Originator or a Servicer shall occur, and shall not be remedied within the applicable grace period, if any, under the Receivables Purchase Agreement, or the Receivables Purchase Agreement shall for any reason cease to be in full force and effect or the Transferor shall otherwise cease to continue purchasing Receivables thereunder;

                 (e) an Insolvency Event shall occur with respect to the Transferor, an Originator or the Trust; or

                 (f) the Securities and Exchange Commission or other regulatory body shall have reached a final determination that the Trust is an "investment company" within the meaning of the Investment Company Act; or

                 (g) (i) any purchase of any Receivables by the Transferor under the Receivables Purchase Agreement shall cease to create a valid sale, transfer and assignment to the Transferor of all right, title and interest of the Originators in and to such Receivables and the proceeds thereof; or (ii) any Transfer of any Receivables on any date shall for any reason cease to create either (A) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to such Receivables and the proceeds thereof or (B) if such Transfer does not constitute such a sale, transfer and assignment, a valid and perfected first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivables created hereunder) in such Receivables and the proceeds thereof, or (iii) the Investor Certificates delivered hereunder shall for any reason cease to evidence the transfer to the Investors of, or the Investors shall otherwise cease to have, a beneficial interest in a trust owning or having a perfected first priority security interest in the Receivables and the other Trust Assets now existing and hereafter arising and the proceeds thereof to the extent of their respective Undivided Fractional Interests; or

                 (h) a Servicer Default shall have occurred and be continuing, which Servicer Default shall have a material adverse effect on the interests of the Investors; or

                 (i) the Trust at any time shall have received a final determination that it will be treated as an association taxable as a corporation or "publicly traded partnership" taxable as a corporation for federal income tax purposes; or

                 (j) the Net Invested Amount shall be greater than the Base Amount for a period of five consecutive Business Days; or

                 (k) the aggregate amount of Cure Funds deposited in the Reserve Account at any time shall, without the prior consent of the Majority Investors, exceed either (i) 30% of the Aggregate Invested Amount for five (5) consecutive Business Days or (ii) 35% of the Aggregate Invested Amount at any time; or

                 (l) the Servicers (if the Originators) shall have resigned under SECTION 8.05 and the Person then acting as Successor Servicer, if not an Affiliate of the Originators, shall not have been approved by the Majority Investors within thirty (30) days of its agreement to act as Successor Servicer; or

                 (m) the PBGC or the Internal Revenue Service shall have filed notice of one or more Liens against either Originator or the Transferor unless such Lien does not purport to cover the Receivables), and such notice shall have remained in effect for more than fifteen (15) Business Days unless, prior to the expiration of such period, such Liens shall have been adequately bonded by the Originators in a transaction with respect to which the Rating Agency Condition has been satisfied;

                 (n) any Originator shall admit in writing its inability to pay its debts as they become due or shall fail generally to pay its debts as they become due; or

                 (o) any Additional Early Amortization Event shall have occurred with respect to any outstanding Series;

then, in the case of any event either the Trustee (unless otherwise directed by the Majority Investors), or the Majority Investors, by notice then given in writing to the Transferor and the Servicers (and to the Trustee if given by such Investors), may declare (provided such event shall not have been remedied) that an early amortization event (an "EARLY AMORTIZATION EVENT") has occurred as of the date of such notice; PROVIDED that, in the case of any event described in subsection (e), (f), (j) or (m), or in the case of any event described in subsection (g) which has occurred and is continuing for a period of five (5) Business Days, subject to applicable law, an Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Investors, immediately upon the occurrence of such event and additional Receivables will not be transferred to the Trust. Promptly and in any event within one Business Day after a Servicer becomes aware of any Early Amortization Event, such Servicer shall notify the Trustee and each Rating Agency of the occurrence of such Early Amortization Event.

                 Notwithstanding the foregoing, a delay in or failure of performance referred to in SECTION 9.01(a) for a period of ten Business Days after the applicable grace period, or under SECTION 9.01(b), (c) or (d) for a period of thirty Business Days after the applicable grace period, shall not constitute an Early Amortization Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by any of the Transferor, the Originators or the Servicers and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, computer system failure, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar occurrences. The preceding sentence shall not relieve the Transferor, any Servicer or any Originator from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and/or the Receivables Purchase Agreement, as applicable, and the Transferor shall provide the Trustee and any Enhancement Provider with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                 SECTION 9.02 ADDITIONAL RIGHTS UPON THE OCCURRENCE OF ANY EARLY AMORTIZATION EVENT. (a) Upon the occurrence and during the continuance of any Early Amortization Event, in addition to all other rights and remedies under this Agreement or otherwise and all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (which rights shall be cumulative), each of the Servicers, at the direction of the Trustee, and the Trustee may exercise any and all rights and remedies of the Transferor under or in connection with the Receivables Purchase Agreement, including, without limitation, any and all rights of the Transferor to demand or otherwise require payment of any amount under, or performance of, the Receivables Purchase Agreement.

                 (b) If an Insolvency Event with respect to the Transferor occurs, the Transferor shall immediately cease to transfer Receivables to the Trust and shall promptly give written notice to the Trustee, who shall within three Business Days forward such notice to the Investors and each Servicer of such event. Notwithstanding the above, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections relating to such Receivables shall continue to be part of the Trust. Unless, within 90 days of the date of the notice provided by the Trustee in the preceding sentence, the Trustee receives written instructions from the Majority Investors instructing the Trustee not to sell, dispose of or liquidate the Receivables, the Trustee shall, to the extent permitted by applicable law, promptly proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms (which terms may include the solicitation of bids by the Trustee or a Qualified Sale Agent and the acceptance of the highest cash purchase offer from any bidder); PROVIDED, HOWEVER, that if the amount available to the Trust for distribution after such sale, disposition or liquidation would be less than the Aggregate Invested Amount plus any unpaid Yield thereon through the Distribution Date next succeeding the date of such sale, the Trustee shall not proceed with such sale, disposition or liquidation unless the Majority in Interest of all outstanding Series have consented in writing thereto. The proceeds from such sale, disposition or liquidation of the Receivables shall be treated as Collections on the Receivables and shall be immediately deposited in the Concentration Account in accordance with the terms of this Agreement.


                                   ARTICLE X

                               SERVICER DEFAULTS

                 SECTION 10.01. SERVICER DEFAULTS. If any one of the following events (each being a "SERVICER DEFAULT") shall occur and be continuing:

                 (a) any failure by a Servicer to make any payment, transfer or deposit, or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, which failure, (i) in the case of any payment of Yield, continues for five Business Days after the date such payment is required to be made hereunder and (ii) in the case of any other payment, transfer or deposit, continues for seven Business Days after the date such payment, transfer or deposit is required to be made hereunder or thereunder;

                 (b) any failure by a Servicer to give notice to the Trustee as required in this Agreement, any Supplement or any Enhancement Agreement, or any failure to provide the Determination Date Certificate to the Trustee, on or before the date occurring five Business Days after the date such notice or Determination Date Certificate is required to be made or given, as the case may be, under the terms of this Agreement, such Supplement or Enhancement Agreement;

                 (c) any failure by a Servicer duly to observe or perform in any material respect any other covenant or agreement to be performed by it as Servicer set forth in this Agreement, which failure has a material adverse effect on the interest of the Investors and which continues unremedied for 30 days (or, with respect to any covenant contained in SECTIONS 3.04(a), 3.04(b), 3.04(h) and 3.04(i), continues unremedied for five Business Days) after the earlier of (i) knowledge of such failure by a Responsible Officer of such Servicer and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, or to such Servicer and the Trustee by the Majority in Interest of any Series which is materially and adversely affected by such failure; or such Servicer shall assign its duties under this Agreement, except as permitted by SECTION 8.02;

                 (d) any representation, warranty or certification made by such Servicer under or in connection with this Agreement, or in any certificate or information delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made and which has a material adverse effect on the interests of the Investors of any Series and which material adverse effect continues for a period of 30 days after the earlier of (i) knowledge of such failure by a Responsible Officer of either Servicer and (ii) the date on which written notice thereof, requiring the same to be remedied, shall have been given (A) to such Servicer by the Trustee or
(B) to such Servicer and the Trustee by the Majority in Interest of any Series which is materially and adversely affected by such incorrect representation, warranty or certification; or

                 (e) an Insolvency Event shall occur with respect to such Servicer;

then, as long as such Servicer Default shall not have been remedied and is continuing, then either the Trustee shall, by notice given in writing to the Servicers at the direction of the Holders of Investor Certificates evidencing not less than 66 2/3% of the Aggregate Invested Amount (the "REQUISITE HOLDERS") or the Requisite Holders may, by notice given in writing to the Servicers and to the Trustee (each such notice being a "TERMINATION NOTICE"), terminate all but not less than all the rights and obligations of each Servicer as a Servicer under this Agreement. The Trustee shall not be deemed to have knowledge of a Servicer Default unless it has actual knowledge or if a Responsible Officer has received written notice thereof.

                 The Majority Investors may, on behalf of all Investors, waive any default by the Transferor or a Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investors or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any such default shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                 After receipt by the Servicers of a Termination Notice, and on the date that a Successor Servicer shall have been appointed pursuant to
SECTION 10.02, all authority and power of such Servicers under this Agreement shall pass to and be vested in such Successor Servicer (a "SERVICE TRANSFER"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of either Servicer to cooperate) to execute and deliver, on behalf of such Servicer, as attorney-in fact or otherwise, all documents and other instruments upon the failure of such Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Each Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Servicers to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicers to service the Receivables as provided under this Agreement, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicers for deposit to any Collection Account, the Concentration Account, the Reserve Account or the Transferor's Account, or which have been deposited by the Servicers to any Collection Account, the Concentration Account, or any other account, or which shall thereafter be received with respect to the Receivables, and (ii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and (y) assisting the Successor Servicer in making the computer systems of the Servicers and the Successor Servicer compatible to the extent necessary to effect the Service Transfer. Each Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and discs), which evidence the Receivables and the other Trust Assets, and which are necessary or desirable to collect the Receivables and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

                 At any time following a Termination Notice:

                          (1) Each Servicer shall, at the Trustee's request and at such Servicer's expense, give notice of the Trust's ownership of the Receivables to the related Obligors and direct that payments be made directly to the Trustee or its designee;

                          (2) If such Servicer fails to provide the notice to Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Receivables, or any of them, that payment of all amounts payable under any such Receivables be made directly to the Trustee or its designee;

                          (3) Each of the Transferor and each Investor hereby authorizes the Trustee to take any and all steps in the Transferor's name and on behalf of the Transferor and the Investors necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections in respect of such Receivables and enforcing such Receivables.

                 Notwithstanding the foregoing, a delay in or failure of performance referred to in SECTION 10.01(a) for a period of ten Business Days after the applicable grace period, or under SECTION 10.01(b) for a period of thirty Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the applicable Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, computer system failure, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar occurrences. The preceding sentence shall not relieve the applicable Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and such Servicer shall provide the Trustee, the

Transferor and any Enhancement Provider with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                 SECTION 10.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR SERVICER. (a) On and after the receipt by the Servicers of a Termination Notice pursuant to SECTION 10.01 or upon a resignation by such Servicer pursuant to SECTION 8.05, each Servicer shall continue to perform all servicing functions under this Agreement until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by such Servicers and the Trustee or a date specified by the Trustee in a written notice to the Servicers, and (ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of such Servicer pursuant to this SECTION 10.02. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint an Eligible Servicer as a successor servicer (the "SUCCESSOR SERVICER"), subject to the consent of any Enhancement Providers and if specified in any Supplement, the consent of the Majority in Interest of the Investors of the related Series, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 60 days after the date of such Termination Notice or at the time when the applicable Servicers cease to act, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                 (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicers being terminated with respect to servicing functions under this Agreement performed by such Servicers and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicers by the terms and provisions hereof, and all references in this Agreement to a Servicer or the Servicers shall be deemed to refer to such Successor Servicer; PROVIDED, HOWEVER, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of any predecessor Servicer's failure to deliver necessary Trust Assets, documents, or records to the Trustee (solely in its capacity as such) or to such

Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

                 (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee.

                 (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically terminate upon termination of the Trust pursuant to SECTION 12.01, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times and the Transferor shall reasonably request.

                 (e) Upon the effectiveness of the appointment of a Successor Servicer, the Successor Servicer shall as soon as practicable upon demand deliver to each Originator all documents, instruments and records in its possession which evidence or relate to receivables owned by such Originator which are not Trust Assets, and copies of documents, instruments and records in its possession which evidence or relate to such receivables.

                 SECTION 10.03. NOTIFICATION TO CERTIFICATEHOLDERS. Promptly and in any event within three Business Days after a Servicer becomes aware of any Servicer Default, such Servicer shall give written notice thereof to a Responsible Officer of the Trustee, and the Trustee shall promptly deliver a copy of such notice to the Investors and each Rating Agency. Upon any termination of the initial Servicers or appointment of a Successor Servicer pursuant to this ARTICLE X, the Trustee shall give prompt written notice thereof to the Transferor and the Investors.

                                   ARTICLE XI

                                  THE TRUSTEE

                 SECTION 11.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied duties or covenants shall be read into this Agreement against the Trustee. If a Servicer Default to the actual knowledge of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vestedin it by this Agreement and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Investors and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Investors to take any action pursuant to this Agreement or any Supplement.

                 (c) Subject to SECTION 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                 (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the requisite amount of Investors specified hereunder for each Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                 (iii) the Trustee shall not be charged with knowledge for any failure by a Servicer to comply with the obligations of the Servicers referred to in SECTION 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee received written notice of such failure from such Servicer or from Holders of Investor Certificates evidencing not less than 10% of the Invested Amount of any Series.

                 (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of a Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, a Servicer in accordance with the terms of this Agreement.

                 (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

                 (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, by (i) accepting any substitute obligation for a Receivable initially Transferred to the Trust under SECTION 2.01, (ii) adding any other investment, obligation or security to the Trust, or (iii) withdrawing from the Trust any Receivable.

                 (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                 (h) The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.

                 (i) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider and the Trustee's sole responsibility with respect to any such Enhancement Provider shall be to perform those duties with respect to any such Enhancement Provider as are specifically set forth herein or in any applicable Supplement and no implied duties or obligations shall be read into this Agreement or such Supplement against the Trustee with respect to any such Enhancement Provider.

                 SECTION 11.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in SECTION 11.01:

                 (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                 (b) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel, and the cost of obtaining any such Opinion of Counsel shall be an expense of the Trust reimbursable under SECTION 3.02(b);

                 (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; PROVIDED, HOWEVER, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document;

                 (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                 (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purposes; and

                 (h) nothing in this Agreement shall be construed to require the Trustee to monitor the performance of the Servicers or act as a guarantor of the Servicers' performance.

                 SECTION 11.03. TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in SECTION 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivables or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from any Collection Account, the Concentration Account, the Reserve Account, any other Trust Account, the Transferor's Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and any Supplement.

                 SECTION 11.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may otherwise deal, and transact banking business, with any Originator, any Servicer and/or the Transferor with the same rights as it would have if it were not the Trustee.

                 SECTION 11.05. COMPENSATION; TRUSTEE'S EXPENSES. (a) The Trustee shall be entitled to receive a monthly Trustee's fee (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust, such fee being the "TRUSTEE'S FEE") in respect to each Collection Period (or portion thereof) from the initial Closing Date until the termination of the Amortization Period, payable in arrears on each Distribution Date in an amount agreed in writing by the Trustee and the Transferor which amount shall not exceed $___ per month. The Trustee's Fee shall be payable, FIRST, from the Carrying Cost Account or (during the Amortization Period, the Concentration Account) pursuant to, and subject to the priority of payment set forth in, SECTION 4.03 of this Agreement and, SECOND, to the extent not paid from the Trust Accounts, by the Transferor, and, THIRD, to the extent not paid from the Trust Accounts or by the Transferor, by the Servicers pursuant to SECTION 3.02(b).

                 (b) EXPENSES. The Transferor will pay or reimburse the Trustee upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement or in connection with any amendment hereto (including the reasonable fees and expenses of its agents, any co-trustee and counsel and fees incurred in connection with any Indemnified Amounts, any Servicer Default or any Early Amortization Event) except any such expenses, disbursement or advance as may arise from the Trustee's gross negligence or bad faith and except as otherwise provided below in this SECTION 11.05(b). In addition to the foregoing, the Servicers will pay or reimburse the Trustee upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee incurred in connection with any Servicer Default or Indemnified Amounts with respect to which the Servicers have provided indemnification under SECTION 8.04 except any such expenses, disbursement or advance as may arise from the Trustee's gross negligence or bad faith and except as otherwise provided below in this SECTION 11.05(b). All such amounts shall be paid by the Transferor and/or, if applicable, by the Servicers in accordance with the provisions of SECTION 3.02(b). If the Trustee is appointed Successor Servicer pursuant to SECTION 10.02, the provision of this SECTION 11.05 shall not apply to expenses, disbursement and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid, FIRST, out of the Servicing Fee, and, SECOND, to the extent not paid out of the Servicing Fee, by the Transferor pursuant to SECTION 3.02(b). The Transferor's and Servicers' covenants and disbursements provided for in this
SECTION 11.05 are in addition to, and not in limitation of, any other rights the Trustee may have under this Agreement (as an Indemnified Party or otherwise) or under the Receivables Purchase Agreement as an assignee of the Transferor and such covenants shall survive the termination of this Agreement.

                 SECTION 11.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be an Eligible Institution. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this SECTION 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 11.06, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 11.07.

                 SECTION 11.07. RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee may any time resign and be discharged from the trust hereby created by giving written notice thereof to the Transferor and each Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint an Eligible Institution as successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy of which shall be delivered to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of SECTION 11.06 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may remove the Trustee and promptly appoint an Eligible Institution as successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy of which shall be delivered to the successor trustee.

                 (c) If at any time the Trustee shall fail to perform its obligations under this Agreement, the Majority Investors may remove the Trustee and direct the Transferor to promptly appoint an Eligible Institution as successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy of which shall be delivered to the successor Trustee.

                 (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this SECTION 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in SECTION 11.08 hereof.

                 SECTION 11.08. SUCCESSOR TRUSTEE. (a) Any successor trustee appointed as provided in SECTION 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expenses therefor payable out of the Servicing Fee, andby the Transferor and the Servicers, pursuant to SECTIONS 3.02(b) and 11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                 (b) No successor trustee shall accept appointment as provided in this SECTION 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of SECTION 11.06 hereof.

                 (c) Upon acceptance of appointment by a successor trustee as provided in this SECTION 11.08, such successor trustee shall mail notice of such succession hereunder to all Investors.

                 SECTION 11.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation in which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of SECTION 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 SECTION 11.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee, or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
SECTION 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under SECTION 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
SECTION 11.08 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                 (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this ARTICLE XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 SECTION 11.11. TAX RETURNS. No federal income tax return shall be filed on behalf of the Trust unless either (i) the Trustee or the Servicers shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Internal Revenue Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return or (iii) the Trust is required to file such a return by order of a court of competent jurisdiction. In the event the Trust shall be required to file tax returns, the Master Servicer shall prepare or to cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Master Servicer and such returns shall be filed by the Master Servicer. The Trustee, the Paying Agent and the Transfer Agent and Registrar, upon request, will each furnish the Master Servicer with all such information known to such Person as may be reasonably required in connection with the preparation of all tax returns of the Trust, and the Trustee shall, upon request of the Master Servicer, execute such returns. In no event shall the Trustee, any Servicer or the Transferor be liable for any liabilities, costs or expenses of the Trust or the Investors arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest penalty or addition with respect thereto or arising from a failure to comply therewith).

                 SECTION 11.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                 SECTION 11.13. SUITS FOR ENFORCEMENT. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of SECTIONS 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificateholders or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                 SECTION 11.14. RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. The Majority Investors shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that subject to SECTION 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Certificateholders not parties to such direction; and, PROVIDED, FURTHER, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investors unless the Majority Investors shall have directed the Trustee not to take such action.

                 SECTION 11.15. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants that:

                 (a)  The Trustee is a national banking association;

                 (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                 (c) this Agreement has been duly executed and delivered by the Trustee.

                 SECTION 11.16. MAINTENANCE OF OFFICE OR AGENCY. The Trustee will maintain at its expense, an office or agency (the "CORPORATE TRUST OFFICE") where Certificates may be presented for registration of transfer. The Trustee initially designates its office or agency at 111 Wall Street, 5th Floor, New York City, New York, 10043 as such office. The Trustee will give prompt written notice to the Servicers and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                  ARTICLE XII

                                  TERMINATION

                 SECTION 12.01. TERMINATION OF TRUST. (a) The Trust and the respective obligations and responsibilities of the Transferor, the Servicers and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders and to the Transferor as hereinafter set forth) shall terminate, except with respect to the duties described in SECTIONS 3.02(b), 7.03, 8.04, 11.05 and 12.02(b), upon the earlier to occur of (i)
December 31, 2004 and (ii) the day following the Distribution Date on which (x) the final distribution for each Series is made in accordance with this ARTICLE XII and under the related Supplement and (y) the amount allocated to the Transferor Revolving Certificate has been reduced to zero.

                 (b) Notwithstanding the foregoing, the last payment of the principal of and Yield on the Investor Certificates of any Series shall be due and payable no later than the Final Scheduled Payment Date. If, on or before the Final Scheduled Payment Date, the Master Servicer determines that the Aggregate Invested Amount will exceed zero as of the Final Scheduled Payment Date (after giving effect to all distributions to be made on such date under SECTION 4.03(c)), the Master Servicer shall, or shall engage a Qualified Sale Agent to, solicit bids for the sale of interests in the Transferor Receivables and Related Security which are included in the Trust Assets at an asking price equal to 110% of the Aggregate Invested Amount on the Final Scheduled Payment Date (after giving effect to all distributions required to be made on such date under SECTION 4.03(c)). The proceeds of any such sale, disposition or liquidation will be treated as Collections on the Receivables and shall be immediately deposited in the Concentration Account for further distribution in accordance with the terms of this Agreement. The Transferor shall be entitled to participate in and to receive notice of each bid submitted in connection with such bidding process. Upon the expiration of such period, the Master Servicer shall determine (a) the highest cash purchase offer from any bidder and (b) the amount of Collections on deposit in the Trust Accounts available for distribution pursuant to the terms of this Agreement. The Master Servicer shall sell such interests in the Trust Assets on the Final Scheduled Payment Date to the bidder which has made the highest cash purchase offer and shall deposit the proceeds of such sale in the Concentration Account for allocation (together with the amounts described in clause (b) of the immediately preceding sentence) for distribution to the Certificateholders.

                 SECTION 12.02. FINAL DISTRIBUTION. (a) The Servicers shall give the Trustee and the Transferor, and the Trustee shall give each Investor, at least twenty days' prior written notice of the date on which (i) the Trust is expected to terminate in accordance with SECTION 12.01 and (ii) the Certificateholders shall surrender their Certificates for payment of the final distribution on, and cancellation of, such Certificates. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in SECTION 3.06 covering the period during the then-current calendar year through the date of such notice. Not later than five Business Days after the Trustee shall receive such notice, the Trustee shall mail notice to the Certificateholders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Certificates at the office or offices therein designated, (ii) the amount of any such final distribution and (iii) that the Distribution Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Certificates at the office or offices therein specified.
Each such Certificateholder shall surrender its Certificate to the Trustee following receipt of the final distribution thereon and any remaining amounts shall be distributed to the Transferor in consideration of the Deferred Payment Right. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to the Certificateholders.

                 (b) Notwithstanding the Servicers' delivery to the Trustee, or the Trustee's delivery to the Certificateholders, of the notices required under SECTION 12.02(a), all funds then on deposit in the Concentration Account, the Reserve Account, any Series Account, any Defeasance Account, any other Trust Account or the Transferor's Account shall continue to be held in trust for the benefit of the Certificateholders (including, for purposes of this SECTION 12.02, the Transferor as the holder of the Deferred Payment Right), and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates pursuant to, and subject to the priorities set forth in, the applicable Supplement, as if such surrender date were on a Distribution Date (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Trust Accounts (if such Certificateholders are Investors) or the Transferor's Account (if any such Certificateholder is the Holder of the Transferor Revolving Certificate) held for the benefit of such Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investors entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another person.

                 SECTION 12.03. TRANSFEROR'S TERMINATION RIGHTS. Upon the termination of the Trust pursuant to SECTION 12.01, the payment in full of all amounts due to the Investors, the payment of the Trustee's fees and expenses and the surrender of the Transferor Revolving Certificate, the Trustee shall assign and convey to the Transferor (as the holder of the Deferred Payment Right) or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, and all other Trust Assets, and all proceeds thereof except for amounts held in any account by the Trustee or the Paying Agent pursuant to SECTION 12.02(b). The Trustee at the expense of the Transferor shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be prepared by the Transferor for execution by the Trustee which are reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Receivables and all other Trust Assets.

                 SECTION 12.04. OPTIONAL REPURCHASE OF TRUST ASSETS. On any Distribution Date occurring on or after the Amortization Date when the Aggregate Invested Amount is reduced to 10% or less of the Aggregate Invested Amount as of the Amortization Date, the Transferor shall have the option, upon giving twenty days' prior written notice to the Servicer, the Trustee and the Rating Agencies, to repurchase the Aggregate Investors' Interest in the Trust by depositing into the Concentration Account, on such Distribution Date, an amount equal to the Aggregate Invested Amount as of such Distribution Date plus accrued and unpaid Yield plus any other amounts, if any, which may be owed to the Investors pursuant to the applicable Supplements or this Agreement; PROVIDED, however, that if at such time the long-term unsecured debt obligations of either of the Originators are not rated at least Baa-3 by Moody's and BBB- by S&P, then such repurchase may not be funded through funds other than Transferor Collections retained by the Transferor unless one of the following conditions is satisfied: (i) the Transferor provides an Opinion of Counsel (containing such assumptions and qualifications as are customary) to the effect that such purchase would not constitute a fraudulent conveyance by the Transferor or (ii) the Transferor provides a certificate from an independent accountant, investment banking firm or valuation research firm that such purchase price represents a fair market value for the Investor Certificates. Such notice shall be accompanied by a notice of a final distribution in accordance with SECTION 12.02. The Trustee shall treat such deposits as Collections on the Receivables allocable to the Aggregate Investors' Interest and shall distribute such amounts to the Investors in accordance with the terms hereof and the applicable Supplements upon presentation and surrender of the Certificates as provided under SECTION 12.02.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                 SECTION 13.01. AMENDMENT. (a) This Agreement or any Supplement may be amended from time to time by the Servicers, the Transferor and the Trustee without the consent of any of the Investors, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein or in any Supplement which may be inconsistent with any other provision herein or therein, (iii) to evidence the succession of another Person to any Originator, the Transferor, any Servicer and/or the Trustee in each case to the extent that such succession is otherwise permitted under the terms of this Agreement and, if applicable, the Receivables Purchase Agreement, (iv) to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or such Supplement and (v) to change or eliminate any provisions of this Agreement or any Supplement in order to maintain the outstanding rating of any outstanding Series or Class of Investor Certificates; PROVIDED, that any amendment pursuant to this paragraph (a) shall not, as evidenced by an Officer's Certificate of the Servicers, adversely affect in any material respect the interests of any Investors. No such Supplement or amendment to this Agreement or any Supplement pursuant to this SECTION 13.01 shall become effective unless a copy thereof shall have been sent to each Rating Agency and the Rating Agency Condition shall have been satisfied with respect thereto.
The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to any such amendment concerning compliance with the requirements of this Agreement.
                 (b) This Agreement or any Supplement may be amended from time to time by the Servicers, the Transferor and the Trustee, with the consent of the Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investors; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Investor or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of such affected Investor,
(ii) change the definition of or the manner of calculating the Investors' Interest or the Aggregate Investors' Interest without the consent of each affected Investor, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor or (iv) cause any adverse tax effect for an Investor without the consent of each affected Investor. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this SECTION 13.01(b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series. No such amendment to this Agreement or any Supplement pursuant to this SECTION 13.01(b) shall become effective unless a copy thereof shall have been sent to each Rating Agency and either (i) the Rating Agency Condition shall have been satisfied with respect thereto or
(ii) if the Rating Agency Condition is not so satisfied, the Investors holding Certificates evidencing not less than 66-2/3% of the Invested Amount of each Series whose rating is or would be adversely affected thereby shall have consented thereto in writing.

                 (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to SECTION 13.01(a)), the Trustee shall furnish written notification of the substance of such amendment to each affected Investor and each Enhancement Provider.

                 (d) It shall not be necessary for the consent of Investors under this SECTION 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investors shall be subject to such reasonable requirements as the Trustee may prescribe.

                 (e) Notwithstanding anything in this SECTION 13.01 to the contrary, no amendment may be made to this Agreement or any Supplement without the consent of any Enhancement Provider unless such amendment would not (as evidenced by an Officer's Certificate of the Servicers) adversely affect in any material respect the interests of such Enhancement Provider.

                 (f) Any Supplement executed in accordance with the provisions of SECTION 6.09 shall not be considered an amendment to this Agreement for the purposes of this SECTION 13.01.

                 (g) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee and any Enhancement Provider shall be entitled to receive and rely upon an Opinion of

Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

                 SECTION 13.02. PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST. (a) The Servicers shall cause this Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Certificateholders and the Trustee hereunder in and to all property comprising the Trust. The Servicers shall deliver to the Trustee file-stamped copies of, or filing receipts for, each document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicers in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this SECTION 13.02(a).

                 (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Agreement seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Trust Assets created hereunder, the Transferor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Trust Assets and the proceeds thereof contemplated by SECTION 2.01 hereof.

                 (c) The Transferor and the Servicers will give the Trustee prompt written notice of any relocation of any office from which any of them service Receivables or keep records concerning the Receivables or of their principal executive offices and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's interest in the Receivables and the other Trust Assets and the proceeds thereof contemplated by SECTION 2.01 hereof. The Transferor and the Servicers will at all times main-tain each office from which they service Receivables and their principal executive offices within the United States of America.

                 SECTION 13.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
(a) The death or incapacity of any Investor shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Investors' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have the right to vote (except as expressly provided in this Agreement, including without limitation under
SECTION 11.14) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association nor shall any Investor be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                 (c) No Investor shall have any right by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor previously shall have made, and unless the Majority Investors shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any such Investor, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investors. For the protection and enforcement of the provisions of this SECTION 13.03, each and every Investor and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Agreement, the Certificates or any Supplement, each Investor shall have the right to receive the payments of all amounts due hereunder, under the Certificates held by such Holder and under the Supplement relating to the Series of Certificates held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.

                 (d) By its acceptance of the Transferor Revolving Certificate, the Holder thereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investors.

                 SECTION 13.04. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 [(b) JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.]

                 (c) CONSENT TO SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 13.05. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 13.05. NOTICES; PAYMENTS. (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, "NOTICES") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Centerior Funding Corporation, Suite 350, 1013 Centre Road, Wilmington, Delaware 19805, Attention: ___________, (ii) in the case of CEI, to The Cleveland Electric Illuminating Company, c/o Centerior Energy Corporation, 6200 Oak Tree Boulevard, Independence, Ohio 44131,
Attention: _________, (iii) in the case
of TE, to The Toledo Edison Company, 300 Madison Avenue, Toledo, Ohio  43652,
Attention: _________, (iv) in the case of the Trustee (including in its capacity as Paying Agent), to 120 Wall Street, New York, New York 10043,
Attention: _________________, (v) in the case of the Trustee in its capacity as Transfer Agent and Registrar, to 111 Wall Street, New York, New York
10043, Attention: ___________ or, as to each such party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party. In the case of any Successor Servicer, successor Trustee or any successor Paying Agent or successor Transfer Agent and Registrar, notices shall be given to such Person at the address designated by it in a notice to the other parties hereto at the addresses designated above as applicable.

                 (b) Any Notice required or permitted to be mailed to an Investor shall be given by first-class mail, postage prepaid, at the address of such Investor as shown in the Certificate Register. Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor receives such notice.

                 (c) If the Transferor is not the Holder of the Transferor Revolving Certificate, the Holder of the Transferor Revolving Certificate shall be entitled to receive all notices which the Investors receive.

                 SECTION 13.06. RULE 144A INFORMATION. In the event that and for so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Transferor, the Servicers and any Enhancement Provider agree to cooperate with each other to provide to each Investor of such Series or Class and to each prospective purchaser of the applicable Investor Certificates designated by such an Investor, upon the request of such Investor or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act (or any successor provision).

                 SECTION 13.07. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or rights of the Certificateholders.

                 SECTION 13.08. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, (i) this Agreement may not be assigned by the Transferor, and (ii) except as provided in SECTION

8.02, this Agreement may not be assigned by either Servicer without the prior consent of the Majority in Interest of each Series.

                 SECTION 13.09. CERTIFICATES NONASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Investors shall not be personally liable for obligations of the Trust, that the Transferor shall not be personally liable for obligations of the Trust except as otherwise expressly provided herein, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to SECTION 6.02 are and shall be deemed fully paid.

                 SECTION 13.10. FURTHER ASSURANCES. The Transferor and the Servicers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                 SECTION 13.11. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, the Servicers, the Trustee and the Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

                 SECTION 13.12. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 SECTION 13.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 13.14. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

                 SECTION 13.15. ACTIONS BY INVESTORS. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Investors, such action or Notice may be taken or given by any Investor, unless such provision requires a specific percentage of Investors.

                 (b) Any Notice, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicers in reliance thereon, whether or not notation of such action is made upon such Certificate.

                 SECTION 13.16. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                 SECTION 13.17. HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 13.18. CONSTRUCTION OF AGREEMENT. The Transferor hereby grants to the Trustee on behalf of the Trust a security interest in all of the Transferor's right, title and interest in, to and under the Transferor Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all other Trust Assets, and all "proceeds" thereof, to secure all the Transferor's and the Originators' obligations hereunder, including, without limitation, the Transferor's obligation to transfer and convey to the Trust all Receivables existing on the date hereof or hereafter created and transferred to the Transferor from time to time under the Receivables Purchase Agreement. This Agreement shall constitute a security agreement under applicable law.

                 IN WITNESS WHEREOF, the Transferor, the Servicers and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                           CENTERIOR FUNDING CORPORATION
                                              Transferor

                                           By:___________________________
                                              Name:
                                              Title:


                                           THE CLEVELAND ELECTRIC ILLUMINATING
                                           COMPANY and THE TOLEDO EDISON
                                           COMPANY,
                                             as Servicers

                                           By:___________________________
                                              Name:
                                              Title:


                                           CITIBANK, N.A., as Trustee

                                           By:___________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT A
                                                                       ---------

                    FORM OF TRANSFEROR REVOLVING CERTIFICATE


                 THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACT.


                   CENTERIOR ENERGY RECEIVABLES MASTER TRUST

                        TRANSFEROR REVOLVING CERTIFICATE

               THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST
             IN CERTAIN ASSETS OF THE CENTERIOR ENERGY RECEIVABLES
                                  MASTER TRUST


the corpus of which consists primarily of certain receivables generated from time to time by The Cleveland Electric Company ("CEI") and The Toledo Edison Company ("TE" and, together with CEI, collectively, the "Originators") and purchased by Centerior Funding Corporation (the "Transferor"), which in turn transfers and assigns such receivables to the Centerior Energy Receivables Master Trust. This certificate does not represent any recourse obligation of, and is not guaranteed by, the Transferor, any Originator or any Affiliate of any of them.

                 This certifies that Centerior Funding Corporation is the registered owner of the fractional undivided interest (the "Transferor Interest") in the assets of the Centerior Energy Receivables Master Trust (the "Trust") not represented by the Investor Certificates pursuant to that certain Pooling and Servicing Agreement, dated ______________, 1996 (as supplemented or modified, the "Agreement"), by and among the Transferor, CEI and TE, as Servicers, and Citibank, N.A. as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                 The corpus of the Trust consists of (i) a portfolio of receivables (the "Receivables") transferred under the Agreement from time to time, (ii) funds collected or to be collected from Obligors in respect of the Receivables, (iii) all funds which are from time to time on deposit in the Collection Accounts, the Concentration Account and any other account or accounts held for the benefit of Certificateholders, and (iv) all other assets and interests constituting the Trust Assets.

                 This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee, the Servicers and the other parties bound by the Agreement.

                 This Certificate is the Transferor Revolving Certificate, which represents an interest in the Trust, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement to be paid to the holder of the Transferor Revolving Certificate. In addition to this Certificate, Investor Certificates are being issued pursuant to the Agreement, which will represent the interests of Investors in the Trust. The Transferor has the right to receive deferred compensation from the Investors' Interests in the Trust, which deferred compensation right (i) is payable from the interests of the Investors in the Trust and (ii) if so received, will be applied towards the payment of this Certificate as provided in the Agreement. This Certificate shall not represent any interest in the Concentration Account or other account or Trust Asset except as provided in the Agreement.

                 This Certificate does not represent an obligation of, or an interest in, the Transferor, any Servicer, any Originator or any Affiliate of any of them. This Certificate is limited in right of payment to certain Collections of the Receivables (and certain other amounts), all as more specifically set forth in the Agreement.

                 This Certificate may not be transferred or pledged except as otherwise permitted under Sections 2.06(a) and 2.06(k) of the Agreement.

                 Subject to certain conditions in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earliest of (i) December 31, 2004 and (ii) the day following the Distribution Date on which the amount allocated to this Transferor Revolving Certificate is zero.

                 By its acceptance of this Transferor Revolving Certificate, the Holder hereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investors as provided under the Agreement.

                 Upon termination of the Trust pursuant to Article XII of the Agreement, subject to the provisions of the Agreement, payment in full of the Investors and the surrender of this Certificate, this Certificate shall be repaid in full and the Trustee shall assign and convey to the Transferor, all right, title and interest of the Trust in the Trust Assets, whether then existing or thereafter created, including the Receivables and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.02(b) of the Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust has in the Trust Assets.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

   IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


Dated:  ________________________


                                                   CENTERIOR FUNDING CORPORATION

                                                   By:__________________________
                                                      Name:
                                                      Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


                                                 Dated:___________________, 1996


CITIBANK, N.A.,
not in its individual capacity but
solely as Trustee

By:__________________________ OR
       Authorized Officer


                                                  ______________________________
                                                  Authenticating Agent for the
                                                    Trustee

                                                  By:__________________________
                                                          Authorized Officer

                                                                    EXHIBIT B
                                                                    ---------



                              FORM OF DAILY REPORT


                                     PART I
                            INSTRUCTIONS TO TRUSTEE

                                                                  Series 1996-1

(A) ON EACH DEPOSIT DATE (NO SET-ASIDE PERIOD)
- ----------------------------------------------

(i)    Transfer to Carrying Cost Account the
         Required Carrying Cost Amount
(ii) Transfer Collections from Concentration Account to Transferor Account (Compliance Date)
(iii) Transfer Cure Funds in the Reserve Account to the Transferor's Account (Transaction
         Must be in Compliance)

(B) ON EACH DEPOSIT DATE (SET ASIDE PERIOD)
- -------------------------------------------

(i)    Retain Collections in Concentration Account
         to cover Carrying Cost Amount                                      N/A
(ii)   Transfer Investor Collections to the Reserve
         Account up to an amount until Net Invested Amount = Base Amount    N/A
(iii)  Transfer Collections to any Defeasance
         Account if requested or required for any
         other Series (transaction must be in compliance)                   N/A
(iv)   Transfer Remaining Collections from
         Concentration Account to Transferor Account                        N/A

(C) ON EACH DEPOSIT DATE (EARLY AMORTIZATION OR
- -----------------------------------------------
AMORTIZATION PERIOD)
- --------------------

(i)    Retain Investor Collections in Concentration Account or
         Defeasance Account for Distribution to Each Series                 N/A
(ii)   Transfer Transferor Collections from Concentration
         Account to the Transferor's Account (after payment of fees and
         expenses)                                                          N/A

(D) ON THE FIRST BUSINESS DAY IMMEDIATELY AFTER
- -----------------------------------------------
EARLY AMORTIZATION OR AMORTIZATION PERIOD
- -----------------------------------------

(i) Transfer Cure Funds in the Reserve Account to the Defeasance Accounts

                                    PART II
                        REQUIRED BASE AMOUNT COMPLIANCE

                                                                   Series 1996-1
O/S Invested Amount of all Series
LESS:      (1)   Cure Funds for all Series
           (2) Concentration or Defeasance Account Funds allocated to Principal of any Series
Net Invested Amount [O/S Invested Amount of all
  Series reduced by (1) and (2)]

Net Receivables Balance

MINUS:     Carrying Cost Reserve for all Series
                    Loss and Dilution Reserve for all Series

Base Amount
Net Invested Amount

Does Base Amount Exceed or Equal Net Invested Amount?  (Y/N)

If "No", amount of Cure Funds required to put the transaction in compliance

                                    PART III
                                CASH ALLOCATION


                                        Series 1996-1   Transferor      Total
Allocation Percentage                                                   100.00%

Collections Received since Date of Prior
  Daily Report
Less:  Collections Not Applicable to
            Trust Receivables
Net Collections Available for Allocation

(i)   Collections Allocated as Transferor
        Collections                                         N/A           N/A
(ii)  Collections Allocated as Investor
        Collections (Note:  If no Amortization
        Period, (ii) = Net Collections
        Available for Allocation)

Carrying Cost Amount Required
  (Reflects Cumulative Required Balance)
Funds Held in the Carrying Cost Account
Additional Funds Required to be
  Deposited as Carrying Cost Account
Investor Collections from (ii) above
  Deposited to Carrying Cost Account
  as additional Carrying Cost Amount

Cure Funds Required
Funds held in the Reserve Account to cover
  the Required Net Invested Amount
Additional Funds Required to be Deposited
  as Cure Funds to the Reserve Account
Collections Deposited to Reserve Account

Remaining Collections

                                    PART IV
                             PORTFOLIO INFORMATION

1/ Portfolio Aging Data below reflect exclusion of PIP receivables, credit balances of Budget Billing, Deposit balances, DFA Not Due



Aging Category                                          0-30 Days       31-59 Days        60-89 Days          90+ Days
                                       Unbilled      From Invoice     From Invoice      From Invoice      From Invoice         Total
Receivables Pool Balance 1/
Percentage to Total                           %                 %                %                 %                 %       100.00%

Amount of delinquent Receivables with original due dates extended (other than under the Deferred Payment Plan)

                                    PART V
                           NET RECEIVABLES BALANCE


Gross Receivables Pool

Less:    PIP, restructured into DPP, Deposits and
           other Ineligibles
         Defaulted Receivables (60+ Days From Invoice) Government Receivables Unbilled Receivables allocated to ineligible obligors 1/

Eligible Receivables Pool Balance

Less:    Credit Adjustment under Budget Billing Plan
         Deduction due to Cash Payments
         Cum. Rate Increase subject to PUCO final approval Excess Concentration Amount Unapplied Collections

Net Receivables Balance

1/ Calculated as the product of (A) the sum of (i) the % of PIP Usage to Revenue, (ii) the % of Government Receivables Balance to Billed Receivables, (iii) the % of other Ineligible Obligor Receivables Balance to Billed Receivables and (B) the Unbilled Receivables Balance.

                                                                     $ to Billed
                                                        $ Amount          A/R
PIP Dollar Usage 1/
Centerior Billed Revenue 1/
Government Receivables as of this
  Report Date
Other Ineligible Obligor Receivables
  Balance as of this Report Date
Billed Receivables as of this
  Report Date

1/ Recalculated at the start and middle of each month and represent one month's aggregate amount, i.e. (i) for the calculation done at the start of the month, the data will be from the start of the previous month to the end of the previous month and (ii) for the calculation done during the middle of the month, the data will be from the middle of the previous month to the middle of the current month.

                                   PART VI
                             CARRYING COST AMOUNT



                                                             Series 1996-1

% of each Series to the Floating
  Allocation Percentage
  Series Certificate Rate
No. of Days until the Next Distribution
  Date (See Note Below)

Note: Until the Series' First Distribution Date, the No. of Days until the Next Distribution Date will be 1.5 months rather than one calendar month.

No. of Days from Next Distribution Date to
  Following Distribution Date
Servicing Fee Per Annum Rate
  (For Carrying Cost Amount)                                    1.00%
Servicing Fee Per Annum Rate
  (For Carrying Cost Reserve)                                   2.00%
Series 1996-1 Invested Amount at
  end of Prior Collection Period

Yield/Servicing Fee to accrue until the
  Next Distribution Date
Yield/Servicing Fee to accrue from Next
  Dist. Date to Following Dist. Date
Total Yield Needed to be set aside
  for this Period

Monthly Trust Expense Amount
  Trustee Expenses (@ 2,500)
  Trustee Fees (@ 3,000)
  Servicing Fee
Total

Total Required Carrying Cost Amount
  to be set aside for this Period

Cumulative Required Carrying Cost Amount
(Net of Any Payments Made)
a) Monthly Period 1 Carrying Cost Amount
  (Net of Any Payments Made)
b) Monthly Period 2 Carrying Cost Amount
  (Net of Any Payments Made)
c) Monthly Period 3 Carrying Cost Amount
  (Net of Any Payments Made)
d) Monthly Period 4 Carrying Cost Amount
  (Net of Any Payments Made)
e) Monthly Period 5 Carrying Cost Amount
  (Net of Any Payments Made)
f) Monthly Period 6 Carrying Cost Amount
  (Net of Any Payments Made)
  Total Cumulative Carrying Cost Amount Required in the Carrying Cost Account
    (Net of Any Payments Made)
  Total Carrying Cost Account Balance as of
    Last Daily Report Date
Additional Carrying Cost Amount to be
  Allocated in the Carrying Cost Account

                                   PART VII
                            CARRYING COST RESERVE



                                                                   Series 1996-1

Accrued and Unpaid Carrying Cost Amount
Less:  Amount in the Carrying Cost Account
Net Amount to be added in Carrying Cost Reserve

Invested Amount
Weighted Average Certificate Rates
  (Includes Successor Servicer Fee)
Turnover Days
Turnover Days Stress Factor

Total Carrying Cost Reserve

                                  PART VIII
                          LOSS AND DILUTION RESERVE


                                                                                 Series 1996-1
(A)   Invested Amount (at the end
        of the Last Daily Report)
      Less:   (1)  Cure Funds
              (2)  Partial Amortization Amount
(B)   Invested Amount net of (1) and (2)
(C)   Carrying Cost Reserve
(D)   Net Invested Amount + Carrying Cost
        Reserve (B+C)
(E)   Loss and Dilution Reserve Percentage
        (Most recent Distribution Date)
(F)   Loss and Dilution Reserve
        The sum of:
        (i)   (NRP) x ("B"LDRP)
        (ii)  MAX ("0", [(NRP) x (A"LDRP)]-
              [("B"IA)+ ("NRPB) x ("B"LDRP)])

(G)   Invested Amount + Carrying Cost Reserve +
        Loss and Dilution Reserve
(H)   Net Receivables Pool - Required Loss
        and Dilution Reserve

FLOATING/SERIES ALLOCATION PERCENTAGE
(i)   Floating Allocation Percentage [(D)/(H)]
Is Floating Allocation Percentage Greater than 100%? (Y/N)

                                   PART IX
                         EXCESS CONCENTRATION AMOUNT



                                           S&P                       Moody's               Concentration Limit
Concentration Limits:                   A-1+ or AA                P-1 or Aa3               7.00%
                                        A-1 or A+                 P-1 or A2                5.50%
                                        A-2 or BBB+               P-2 or Baa1              4.00%
                                        A-3 or BBB-               P-3 or Baa3              3.00%
                                        Non-Rated/Other           Non-Rated/Other          1.50%



                                                                                                     Unpaid Billed
                                                                                                        + Unbilled
                                                           Concentration Limit   Concentration          Receivables
    Obligor              Obligor Debt Rating               Percentage            Limit ($)                  Balance
1   Obligor 1
2   Obligor 2
3   Obligor 3
4   Obligor 4
5   Obligor 5
6   Obligor 6
7   Obligor 7
8   Obligor 8
9   Obligor 9
10  Obligor 10
11  Obligor 11

                                               Total Excess Concentration Amount

Pro-forma Calculations of Major Obligor Outstandings (Billed and Unbilled)

                      Billed Amount        Has Billed          No. of Days
                     in Most Recent        Amount Been      Since Last Billed    Days in           Total Unpaid
    Obligor           Billing Cycle        Paid (Y/N)            Cut-Off        Billing Cycle     Billed + Unbilled
1   Obligor 1
2   Obligor 2
3   Obligor 3
4   Obligor 4
5   Obligor 5
6   Obligor 6
7   Obligor 7
8   Obligor 8
9   Obligor 9
10  Obligor 10
11  Obligor 11
12  Obligor 12


                                    PART X
                          ADDITIONAL SERVICER INPUTS


                                                                                      Series 1996-1

Transaction Status:
(a)    Is the Pool (NRP Balance) in Compliance? (Y/N)
(b)    Extra Line
(c)    Has the Transferor begun a Set Aside Period (Y/N)
(d)    Is the Trust in an Early Amortization or
         Amortization Period (Y/N)

Additional Cure Funds deposited by the
  Transferor to the Reserve Account
Cure Funds to be transferred from the Reserve Account
  to Transferor Account
Cure Funds Deposited in Reserve Account
Concentration Account Funds Allocated to
  Each Series Defeasance Account
No. of Consecutive Days of Pool Non-Compliance
No. of Days in the Present Monthly Period
No. of Days in the Next Monthly Period
Outstanding Carrying Cost Amount balance in the Concentration Account as of Last
  Daily Report
Series Allocation Percentage in Last Daily Report
100.00% Series 1996-1 Invested Amount at the end
  of the Prior Monthly Period
Series Certificate Rate
Turnover Days (as of Last Distribution Report)
Loss and Dilution Reserve Percentage
  (as of Last Distribution Report)

Gross Receivables Pool (Before Adjustments on
  PIP, Credit Balances, Deposits, DFA Not Due, etc.) Required Adjustments to
Gross Receivables Pool
  (as described above) excluding Credit Adj.
  under Budget Billing
Credit Adjustment under Budget Billing Plan
Adjusted Receivables Pool (Must match with the
  Aging Analysis in Section IV)
Government Receivables
Collections since date of Last Daily Report
Unapplied Collections
Collections Not Applicable to Trust
Cum. Rate Increase subject to PUCO approval
Reduction due to cash payments


                                   PART XI
                       SERIES INVESTED AMOUNT BALANCES


                                                                   Series 1996-1

Invested Amount Outstanding as of end
  of Previous Daily Report Date
Planned Increase/(Paydown) in Series
  Invested Amount during Daily Report Date
New Invested Amount Outstanding as of end of Current Daily Report Date




                                   PART XII
                        OUTPUTS FOR NEXT DAILY REPORT

                                                                   Series 1996-1

Cure Funds Allocated for Each Series
Carrying Cost Amount Deposited in the
  Carrying Cost Account for each Series

                                  EXHIBIT C

                    FORM OF DETERMINATION DATE CERTIFICATE


                                    PART I
                           CERTIFICATE INFORMATION

                                                                                     Invested       Certificate
                                                                                       Amount              Rate
Series 1996-1


                                   PART II
                            PORTFOLIO INFORMATION

1/ Portfolio Information Data below reflect exclusion of PIP Receivables, credit balances of Budget/Balance Billing, Deposit balances, restructured Deferred Payment Plan balances.


                                                        0-30 Days       31-59 Days        60-89 Days          90+ Days
                                       Unbilled      From Invoice     From Invoice      From Invoice      From Invoice         Total
Aging Category
Percentage to Total                           %                 %                %                 %                 %       100.00%

Amount of delinquent Receivables with original due dates extended (other than under the Deferred Payment Plan)

                                   PART III
                      NET RECEIVABLES BALANCE (in $ 000)


Gross Receivables Pool

Less:    PIP, restructured into DPP, Deposits,
           Other Ineligible A/R
         Defaulted Receivables (60+ Days from Invoice) Government Receivables Unbilled Revenues allocated to ineligible obligors 1/

Outstanding Balance of Eligible Pool Receivables

Less:    Credit Adjustment under Budget Billing Plan
         Cum. Rate Increase subject to final PUCO approval Deduction due to Cash Payments Excess Concentrations (From Daily Report) Unapplied Collections

Net Receivables Pool Balance

1/ Calculated as the product of (A) the sum of (i) the % of PIP Usage to Revenue, (ii) the % of Government Receivables Balance to Billed Receivables, (iii) the % of other Ineligible Obligor Receivables Balance to Billed Receivables and (B) the Unbilled Receivables Balance.

                                                                                           $ to Billed
                                                                             $ Amount          A/R
PIP Dollar Usage 1/
Centerior Billed Revenue 1/
Government Receivables as of this
  Report Date
Other Ineligible Obligor Receivables
  Balance as of this Report Date
Billed Receivables as of this
  Report Date

1/  Recalculated at the start and middle of each month and represent one month's aggregate amount, i.e. (i) for the calculation done at the start of the month, the data will be from the start of the previous month to the end of the previous month and (ii) for the calculation done during the middle of the month, the data will be from the middle of the previous month to the middle of the current month.


                                   PART IV
                          TURNOVER DAYS CALCULATION

Total Receivables Balance at the end
  of the Preceding Collection Period
Total Receivables Balance at the end
  of the Current Collection Period
New Billed Receivables generated during
  the Current Collection Period
No. of Days in the Current Collection Period

Turnover Days 1/

1/  [[(B34+G34)/2] x (Days in Collection Period)]/New Billed Receivables
Generated


                                    PART V
                            CARRYING COST RESERVE

                                                   Daily Report   Carrying Cost
                                                           Date         Reserve

The Carrying Cost Reserve is calculated in the Daily
Report. The Carrying Cost Reserve for the Daily Report date which has the same date as this Determination
Date Statement is:

                                   PART VI
                    LOSS AND DILUTION RESERVE CALCULATION


(in $ 000)

Current Month (EOM) Eligible Pool Balance
         Billed A/R
         Unbilled A/R
         Total

Less:    60+ Days From Invoice
         Excess Concentrations
         Government A/R
         Deduction due to Cash
         Unapplied Collections
         Cum. rate inc. subject to PUCO final approval Total

Net Receivables Balance


DYNAMIC LOSS RESERVE

                                                                  Change in
                                  Restructured                 Restructured  Gross  3-Month Highest in             Dynamic
                        Revenues      Deferred       Monthly       Deferred   Loss  Rolling    Last 12     Loss       Loss
                    (Billed A/R)  Payment Plan  Gross W/O's    Payment Plan  Ratio  Average     Months  Horizon    Reserve
Current Month
1 Month Prior                                                                    %        %          %                   %
2 Months Prior                                                                   %        %          %                   %
3 Months Prior                                                                   %        %          %                   %
4 Months Prior                                                                   %        %          %                   %
5 Months Prior                                                                   %        %          %                   %
6 Months Prior                                                                   %        %          %                   %
7 Months Prior                                                                   %        %          %                   %
8 Months Prior                                                                   %        %          %                   %
9 Months Prior                                                                   %        %          %                   %
10 Months Prior                                                                  %        %          %                   %
11 Months Prior                                                                  %        %          %                   %

DYNAMIC DILUTION RESERVE

                                                      12-Month         Highest      Dilution                  Dynamic
                             Monthly      Expected     Rolling   Dilution Last    Volatility     Dilution    Dilution
                            Dilution      Dilution     Average       12 Months        Factor      Horizon     Reserve
Current Month                                    %           %               %             %                        %
1 Month Prior                                    %           %               %             %                        %
2 Months Prior                                   %           %               %             %                        %
3 Months Prior                                   %           %               %             %                        %
4 Months Prior                                   %           %               %             %                        %
5 Months Prior                                   %           %               %             %                        %
6 Months Prior                                   %           %               %             %                        %
7 Months Prior                                   %           %               %             %                        %
8 Months Prior                                   %           %               %             %                        %
9 Months Prior                                   %           %               %             %                        %
10 Months Prior                                  %           %               %             %                        %
11 Months Prior                                  %           %               %             %                        %

                                            Dynamic            Floor         Required
                                           Loss and         Loss and         Loss and
                                       Dilution Res     Dilution Res     Dilution Res
Series 1996-1                                     %                %                %



                                   PART VII
                      DISTRIBUTION TO CERTIFICATEHOLDERS
                         (Based on Outstanding on the
                             date of this report)

Amount to be distributed on the 15th Day of the next calendar month which is:

Note: For Series 1996-1 Certificates, since payment of interest is semi-annual, if the 15th Day of the next calendar month is not an interest settlement date, then place "0".

Outstanding Series                         Interest        Principal            Total
Series 1996-1 Certificates

                                  PART VIII
                          PURCHASE PRICE PERCENTAGE


A.  LOSS DISCOUNT                                                       %

                 Greater of:                  %   BUT  Maximum:         % 2/
                             (i)              %
                            (ii)              % 1/

1/  1.5 times Loss-to-Liquidation Ratio.
2/  .5% plus Loss-to-Liquidation Ratio.

B.  LOSS-TO-LIQUIDATION RATIO FOR THREE MOST RECENT INTEREST PERIODS    %

                                        Loss 3/         Liquidation

                Current Interest Period
                Prior Interest Period
                2nd Prior Interest Period

                Loss-to-Liquidation

3/  Net Write-offs.

C.  PURCHASE DISCOUNT RESERVE RATIO 4/                                  %

                 Turnover Days
                 Discount Rate 5/    %

4/  Calculated as PDRR = (TD x DR)/360.
5/  Prime Rate of the Trustee.

D.  PURCHASE PRICE PERCENT(PPP)      =  100% (Loss Discount + Purchase
                                          Discount Reserve Ratio)

                                     =  %

                                                                       EXHIBIT D
                                                                       ---------

                     FORM OF ANNUAL SERVICER'S CERTIFICATE

         (As required to be delivered on or before ___________ of each calendar year beginning with April 30, 1997, pursuant to
              Section 3.06 of the Pooling and Servicing Agreement)


                               [Name of Servicer]

                    _______________________________________

                   CENTERIOR ENERGY RECEIVABLES MASTER TRUST

                 The undersigned, chief financial officer of [Name of Servicer], in its capacity as a "Servicer" pursuant to the Pooling and Servicing Agreement, dated _________, 1996 (as amended and supplemented, the "Agreement"), by and among Centerior Funding Corporation, as transferor, the "Servicers" party thereto and Citibank, N.A., as trustee, do hereby certify that:

                 1. [Name of Servicer] is, as of the date hereof, [a] [the] Servicer under the Agreement.

                 2. The undersigned chief financial officer is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, each Rating Agency and any Enhancement Providers.

                 3. A review of the activities of [name of Servicer] during the calendar year ended December 31, ____, and of its performance under the Agreement was conducted under my supervision.

                 4. Based on such review, such Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                 5. The following is a description of each material default in the performance of such Servicer's obligations under the provisions of the Agreement known to me to have been made by the named Servicer during the calendar year ended December 31, _____, which sets forth in detail the (a) nature of such material default, (b) the action taken by such Servicer, if any, to remedy each such material default and (c) the current status of each such default: [if applicable, insert "None."]

                 Capitalized terms used but not defined herein are used as defined in the Agreement.

                 IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ____ day of _________________, ____.


                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                                       EXHIBIT E
                                                                       ---------

                       FORM OF COLLECTION ACCOUNT LETTER


[Collection Account Bank]


                                  Re: [Lock Box No.
                                      Lock Box Account No.]*

Ladies and Gentlemen:

                 We hereby notify you that, effective as of the "Effective Date" (as defined below), we have transferred exclusive ownership and control of our [lock-box number (the "Lock-Box") and the corresponding lock-box account
no.             (the "Account")] maintained with [Collection Account Bank] to
Centerior Funding Corporation, a Delaware corporation ("CFC") and CFC has transferred exclusive ownership and control of the account to Citibank, N.A., as trustee for Centerior Energy Receivables Master Trust (the "Trust") established pursuant to a Pooling and Servicing Agreement, dated _____________, 1996 by and among Centerior Funding Corporation, as transferor, each of The Cleveland Electric Illuminating Company and The Toledo Edison Company, Edison, as Servicers, and Citibank, N.A., as trustee (the "Trustee").

                 We hereby irrevocably instruct you to collect the monies, checks, instruments and other items of payment [mailed to the Lock-Box and deposit] [deposited] into the Account all monies, checks, instruments and other items of payment (unless otherwise instructed by the Trustee), and to make all payments to be made by you out of or in connection with the Account directly to the [Centerior Energy Receivables Master Trust Concentration Account, account no. ____________________, such account being in the name of the Trustee at __________________, Attention _____________, for the account of the Trustee.]**
Anything in this letter agreement to the contrary notwithstanding, we and the Trustee understand and agree that you will make the proceeds of items deposited into the Account available for withdrawal in accordance with your applicable availability schedule(s) in effect from time to time.


__________________________________

* If the Collection Account is a Transferor Collection Account, references should be made here to the appropriate depositary account and not to any lock-box.

** In the case of a Servicer Collection Account, transfers may be made to a Transferor Collection Account rather than directly to the Concentration Account at the option of the Servicers.

                 We also hereby notify you that the Trustee shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the [Lock-Box and the] Account, including without limitation, the right to specify when payments are to be made out of or in connection with the [Lock-Box and the] Account. The monies, checks, instruments and other items of payment [mailed to the Lock-Box and the funds] deposited into the Account will not be subject to deduction, set off, banker's lien, or any other right in favor of any person other than the Trustee; PROVIDED, HOWEVER, that you may deduct from or set-off against amounts from time to time in the Account
(i) your usual and customary costs and expenses in respect of interest on overdrafts and any return items, and your usual and customary fees and expenses associated with any such return item, overdraft and/or the maintenance of the Account [or any related lock-box] and (ii) the face amount (or portion thereof) of any check, instrument or other item which was deposited in the Account and which has been returned unpaid for reasons of insufficient funds or has otherwise not been collected. You hereby acknowledge and agree that all such interest, costs, fees and expenses shall be for the account of the Transferor and in the event the amounts in the Account are insufficient to reimburse you for the same, the Transferor agrees to reimburse you for such interest, costs, fees and/or expenses immediately upon your demand therefor in immediately available funds.

                 You shall not be liable to either us or the Trustee, directly or indirectly, for any damages arising out of your provision of services pursuant to this letter agreement, other than damages arising as a result of your negligence or willful misconduct, and in no event shall you be liable for any consequential, indirect or special damages, even if you have been advised of the possibility of such damages.

                 This letter agreement is binding upon us, you and the Trustee and each of our respective successors and assigns and shall inure to the benefit of each of us and our respective successors and assigns. It supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be modified without the prior written consent of the Trustee. This letter agreement may be terminated only as follows: (i) you may terminate this letter agreement and the Account at any time which is thirty
(30) days or more after the date you shall have given written notice of such termination to us, with a copy to the Trustee, and the (ii) the Trustee may terminate this letter agreement and the Lock-Box Account at any time which is thirty (30) days or more after the date the Trustee shall have given written notice of such termination given to the Transferor and you. Notice hereunder shall be delivered to each party hereto at the address and to the attention of the person set forth below, or at such other address or to the attention of such other party as the party to be addressed may specify by written notice delivered to each other party hereto. No termination shall affect or impair any of the agreements, rights or obligations hereunder of any party with respect to any period of time prior to the date of such termination.

                 Notwithstanding anything to the contrary in this letter agreement, this agreement shall not become effective unless and until the date (such date, the "Effective Date") specified to you in writing in the form attached hereto as Exhibit A.

                 This letter agreement shall be governed by and construed in accordance with the internal law of the State of New York and applicable federal law. This letter agreement shall become effective immediately upon being executed by all of the parties hereto.

                                      Very truly yours,


                                      [NAME OF ORIGINATOR]


                                      By:_____________________
                                           Name:
                                           Title:

                                      CENTERIOR FUNDING COPORATION

                                      By:_____________________
                                           Name:
                                           Title:

Acknowledged and agreed to this
        day of ____________,  1996


[NAME OF COLLECTION ACCOUNT BANK]


By:  _____________________________
     Name:
     Title:

                                 EXHIBIT A TO
                          COLLECTION ACCOUNT LETTER

                       FORM OF NOTICE OF EFFECTIVENESS



[VIA FACSIMILE TRANSMISSION]

To:    [Name of Collecton Account Bank]
       [Address]

Dated:                ,199

                Re:  [Collection] Account No.          .

Ladies and Gentlemen:

         We hereby give you notice that the transfer of the above-referenced
Account, as described in our letter agreement to you dated as of      , 199 ,
is effective as of 199 . You are hereby instructed to comply immediately with the instructions set forth in that letter agreement.

                                        Very truly yours,

                                        [NAME OF ORGINATOR]

                                        By:
                                          Name:
                                          Title:


                                        CENTERIOR FUNDING CORPORATION

                                        By:
                                          Name:
                                          Title:



ACKNOWLEDGED:

[NAME OF COLLECTION ACCOUNT BANK]

By:
Title:

                        ACKNOWLEDGMENT AND AUTHORIZATION

                 Citibank, N.A., as trustee (the "Trustee") for the Centerior Energy Receivables Master Trust, referenced in the attached letter executed by _______________ and acknowledged by [Collection Account Bank] and the Trustee (the "Notice"), hereby acknowledges the transfer of exclusive ownership and control of the ["Lock-Box" and] the "Account", in each case, as defined in and pursuant to the Notice. Pursuant to the second paragraph of the Notice, the Trustee hereby authorizes [Collection Account Bank] to continue to accept instructions from ___________ for the payment of funds from said [Lock-Box and] Account until the Trustee notifies [Collection Account Bank] in writing to the contrary; PROVIDED that no such instructions shall provide for the withdrawal of funds from said [Lock-Box and] Account to any account other than as expressly permitted in the attached letter.


                                        Very truly yours,


                                                  ______________________________
                                                           as Trustee


                                                  By:___________________________
                                                     Name:
                                                     Title:

Agreed and Acknowledged:

[Collection Account Bank]

By:  ____________________________
     Name:
     Title:

                                   SCHEDULE I
                                   ----------
                          LIST OF COLLECTION ACCOUNTS

                                  SCHEDULE II
                                  -----------
                          CREDIT AND COLLECTION POLICY

                                  SCHEDULE III
                                  ------------
                        LOCATIONS OF RECEIVABLES RECORDS


6200 OAK TREE BOULEVARD
INDEPENDENCE, OHIO  44131


300 MADISON AVENUE
TOLEDO, OHIO  43652


SUITE 350, 1013 CENTRE ROAD
WILMINGTON, DELAWARE  19805